UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Gates Industrial Corporation plc

(Name of Registrant as Specified In Its Charter)

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April 27, 2021
Dear Gates Shareholders:
In the past year, we faced unprecedented challenges from the ongoing Covid-19 pandemic that have impacted our global economy and, more importantly, our way of life. Despite these challenges — and, in some cases, because of them — we’ve worked harder than ever to ensure the health and safety of our employees, the sustainability of our environment, the continued provision of innovative product solutions and service to our customers, and the vitality of our global communities. Our well-tested 110 year old business model, which is built around the critical nature of our products, strong customer relationships and dedicated associates around the world, is once again carrying us successfully through a difficult time. We believe the challenges of the current environment have made us stronger as a company and will provide additional building blocks for our collective success over the next 100 years.
Against this backdrop, we are pleased to invite you to attend the 2021 Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Thursday, June 17, 2021, at 10:00 a.m. Mountain Time. In order to provide a consistent and convenient experience to all shareholders regardless of location, we will hold the 2021 Annual General Meeting of Shareholders virtually through a live audiocast at www.virtualshareholdermeeting.com/GTES2021. The attached Notice of Annual General Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting and provide detail on the virtual meeting format, including how to register.
In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the internet, we are primarily furnishing proxy materials to our shareholders of ordinary shares electronically, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended January 2, 2021). On or about April 27, 2021, we mailed certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials and how to vote their shares. Such notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the internet. You may also read, print and download our annual report and our proxy statement at www.proxyvote.com.
As a shareholder of Gates Industrial Corporation plc, you play an important role for our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions. Regardless of whether you plan to participate in the meeting, we encourage you to vote your shares as promptly as possible.
Sincerely,
Ivo Jurek
Chief Executive Officer

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GATES INDUSTRIAL CORPORATION PLC
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 17, 2021

Notice is hereby given that the 2021 Annual General Meeting of Shareholders (the “AGM” or the “Meeting”) of Gates Industrial Corporation plc (“Gates” or the “Company”) will be held virtually on Thursday, June 17, 2021, at 10:00 a.m., Mountain Time at www.virtualshareholdermeeting.com/GTES2021. The AGM will be held for the following purposes:
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To elect the nine director nominees identified in this Proxy Statement.

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To conduct an advisory vote to approve named executive officer compensation.

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To conduct an advisory vote on the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) contained in Appendix A of this Proxy Statement in accordance with the requirements of the United Kingdom (the “U.K.”) Companies Act 2006 (the “Companies Act”).

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To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022.

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To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company’s shareholders).

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To authorize the Audit Committee of the Board of Directors of the Company (the “Board” or “Board of Directors”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.

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To transact such other business as may properly come before the AGM or any adjournment thereof.

The above proposals are more fully described in the Proxy Statement following this Notice, which shall be deemed to form a part of this Notice. The Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 (the “2020 Annual Report”) accompanies the Proxy Statement following this Notice. These documents may also be accessed free of charge at www.proxyvote.com
You can vote and attend the AGM if you were a shareholder of record at the close of business on April 23, 2021.
On the day of the meeting, please visit www.virtualshareholdermeeting.com/GTES2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the audiocast will open approximately fifteen minutes prior to the start of the Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via live audiocast.
It is important that your shares be represented and voted at the AGM. We encourage you to vote by internet or telephone, or complete, sign and return your proxy prior to the AGM even if you plan to attend.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2021:
The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com

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PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 17, 2021
10:00 a.m. Mountain Time
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What is the purpose of the AGM?
At the AGM, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement. These matters include: the election of nine directors, an advisory vote to approve named executive officer compensation, an advisory vote on the Directors’ Remuneration Report, ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022, re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, and a proposal to authorize the Audit Committee of the Board to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor. Management will be available to respond to questions from shareholders.
Who is entitled to vote at the AGM?
Only the Company’s shareholders of record at the close of business on April 23, 2021 (the “record date” for the Meeting), are entitled to receive notice of and to participate in the virtual AGM. If you were a shareholder of record on that date, you will be entitled to vote electronically all of the shares you held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, there were 291,605,323 ordinary shares in the capital of the Company in issue, all of which are entitled to be voted at the Meeting. The Company expects the proxy materials and the Notice of Internet Availability of Proxy Materials to be mailed and/or made available to shareholders eligible to vote on or about April 27, 2021.
Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the AGM and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company. In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person (virtually) or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.
What are the voting rights of the holders of the Company’s ordinary shares?
Holders of ordinary shares are entitled to one vote per share on each matter that is submitted to shareholders for approval.
Who can attend the Meeting?
All shareholders as of the record date may virtually attend the AGM.
How can I attend and vote at the Meeting?
To attend the AGM, please visit www.virtualshareholdermeeting.com/GTES2021 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the audiocast will open approximately fifteen minutes prior to the start of the Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via live audiocast. If you have any questions about accessing the virtual meeting website for the AGM, please contact Broadridge VSM support at 844-986-0822 / International: 303-562-9302. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the AGM will be posted on the virtual meeting platform along with an agenda.

Will I be able to participate in the virtual Meeting on the same basis I would be able to participate in a live annual general meeting?
The AGM will be held in a virtual meeting format only and will be conducted via live audiocast. The virtual meeting format for the AGM will enable full and equal participation by all of the Company’s shareholders from any place in the world at little to no cost. The Company believes that holding the AGM virtually provides the opportunity for participation by a broader group of shareholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.
The Company designed the format of the virtual AGM to ensure that its shareholders who attend the AGM will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. To ensure such an experience, the Company will provide shareholders with the ability to submit appropriate questions real-time through the meeting website.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Beneficial owners.   If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As such, these proxy materials or the Notice of Internet Availability of Proxy Materials are being made available or forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee.
Shareholders of record.   If you are registered on the register of members of the Company in respect of ordinary shares, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
What constitutes a quorum?
The presence at the Meeting, in person (virtually) or by proxy, of the holders of ordinary shares representing at least the majority of the voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum, permitting the Meeting to conduct its business. If a quorum is not present at the Meeting, the director(s) present may adjourn the Meeting to a specified time and place not less than one day after the original date.
What vote is required to approve each item?
Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder present in person (virtually) or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every ordinary share held. The resolutions proposed in proposals 1 through 6 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved by a simple majority of the votes cast in favor thereof.
With respect to the non-binding advisory resolutions in proposal 2 (regarding the advisory approval of named executive officer compensation) and proposal 3 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action or refrain from taking any action. However, the Board values the opinions of the shareholders as expressed through advisory votes and will carefully consider the outcome of the advisory votes.
Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 3, 5 and 6 are customary proposals in accordance with English law.

The inspector of election for the AGM shall determine the number of ordinary shares represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes that are present and entitled to vote will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. A “broker non-vote” occurs when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Abstentions and “broker non-votes” will have no effect on any of the proposals as abstentions and broker non-votes are not considered votes cast and will not be counted as a vote either for or against these proposals.
What are the Board’s recommendations?
The Board of Directors recommends a vote FOR each of the proposals submitted for shareholder vote. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR proposals 1 through 6 and, in accordance with the recommendation of the Board of Directors, FOR or AGAINST all other matters that may properly come before the AGM. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.
How do I vote?
If you are a shareholder of record, you may use any of the following methods to vote:
By Written Proxy.   All shareholders of record who received proxy materials by mail can vote by returning the proxy card. If you received the proxy materials electronically, you may request a proxy card at any time by following the instructions on the voting website.
By Telephone or Internet.   All shareholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the proxy card.
In Person.   All shareholders of record may vote in person (virtually) during the AGM.
If you are a street-name holder (that is, if you hold your shares through a bank, broker, or other nominee), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or internet voting will depend upon your bank’s, broker’s or other nominee’s voting process.
All advance votes must be received by 11:59 Eastern Time on June 16, 2021. The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the AGM. If you are a shareholder of record and have appointed a proxy but also attend the AGM and vote in person (virtually), your proxy appointment will automatically be terminated.
Except as set out in the Proxy Statement, all communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues should be submitted to the Company’s transfer agent, Computershare Trust Company, N.A. at (800) 942-5909 or in writing at 250 Royall Street, Canton, MA 02021. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in the Proxy Statement or in any related documents to communicate with the Company for any purpose other than those expressly stated.
Are my shares voted if I do not provide a proxy?
If you are a shareholder of record and do not provide a proxy, you must attend the AGM in order to vote. If you hold ordinary shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Under New York Stock Exchange (“NYSE”) rules governing broker non-votes, proposals 1, 2 and 3 are considered non-routine matters for purposes of broker non-votes, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposals 4, 5 and 6 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals. This means that, if you do not provide voting instructions on proposal 4, 5 or 6, your broker may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor for the year ending January 1, 2022 and to authorize the Audit Committee to determine the remuneration of Deloitte LLP, but cannot vote your shares on any other matters being considered at the AGM.
Can I change my vote after I return my proxy card?
Yes. Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the AGM by:
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signing another proxy card or voting instruction form with a later date and delivering it to the Corporate Secretary of the Company, 1144 Fifteenth Street, Denver, Colorado 80202 by 11:59 Eastern Time on June 16, 2021;

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voting again over the internet or by telephone by 11:59 Eastern Time on June 16, 2021;

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voting in person (virtually) at the AGM; or

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notifying the Corporate Secretary in writing by 11:59 Eastern Time on June 16, 2021.

Street name holders who wish to revoke or change their votes should contact the bank, broker or other nominee that holds their shares.
Who pays for costs relating to the proxy materials and AGM?
The Company pays for the costs of preparing, assembling and mailing this Proxy Statement, the Notice, the 2020 Annual Report, the proxy card and the UK annual report and accounts for the year ended January 2, 2021, and the cost of posting the proxy materials on a website. In addition to the use of mail, the Company’s directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They receive no compensation in addition to their regular salaries for this work. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse these persons for their expenses in so doing.
Shareholders’ requests under section 527 of the Companies Act
Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to:
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the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or

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any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.

The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor no later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors unanimously recommends that shareholders vote “FOR” each nominee to serve as director.
What am I voting on?
The Company’s Articles of Association provide that each director shall retire from office at each annual general meeting of the Company and shall be eligible for re-election. The first proposal for consideration at the AGM is the election of each of the nine candidates named below as a director for a one-year term expiring at the 2022 annual general meeting of shareholders. Each of these candidates is currently a director. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated each of the nine directors identified below as a nominee for a one-year term expiring at the 2022 annual general meeting of shareholders or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the AGM, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board, or the number of directors may be reduced accordingly.
Set forth on the following pages is biographical and other background information concerning each nominee for director, as well as a discussion of the specific experience, qualifications and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.
The form of shareholder resolutions for this proposal are set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.
Composition of the Board of Directors
The Company’s business and affairs are managed under the direction of its Board of Directors, which consists of nine directors. The Board has affirmatively determined that all of the directors, except Mr. Jurek who is the Chief Executive Officer of the Company, are independent under the NYSE listing standards. We are party to a shareholders agreement with certain affiliates of The Blackstone Group Inc. (“Blackstone” or the “Sponsor”). This agreement grants the Sponsor the right to designate nominees to the Board of Directors subject to the maintenance of certain ownership requirements in the Company. See “Certain Relationships and Related Person Transactions — Shareholders Agreement.” Two of the current directors, Ms. Kahr and Mr. Simpkins, are designees of the Sponsor.
Director Backgrounds
The following presents the names, ages as of April 15, 2021 and selected biographical information for each of the director nominees.
Name	Age	Position
Neil P. Simpkins	54	Director, Chair of the Board
Ivo Jurek	56	Director, Chief Executive Officer
James W. Ireland, III	66	Director
Julia C. Kahr	42	Director
Terry Klebe	66	Director
Stephanie K. Mains	53	Director
Wilson S. Neely	65	Director
Alicia Tillman	45	Director
Molly P. Zhang	59	Director

Neil P. Simpkins has served as a director of Gates Industrial Corporation plc since November 2017 and as the Chair of the Board since January 2020. He has served as a director of Gates entities since 2014. He is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 1998, Mr. Simpkins has led the acquisitions of TRW Automotive, Vanguard Health Systems, TeamHealth, Apria, Summit Materials, Change Healthcare and Gates. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital. While at Bain Capital, Mr. Simpkins was involved in the execution of investments in the consumer products, industrial, healthcare and information industries. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in the Asia Pacific region and in London. He currently serves as a director of Apria, Inc., Change Healthcare, Inc. and TeamHealth, Inc. and previously served as a director of Summit Materials, Inc. from 2009 to 2018.
Ivo Jurek has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as the Chief Executive Officer and a director of Gates entities since May 2015. Mr. Jurek oversees and manages all of Gates’ departments and lines of products and services globally. As Chief Executive Officer, Mr. Jurek has led Gates to expand product lines in fluid power and power transmission, and strategically grow market share through acquisitions and joint ventures, while driving improved financial performance through increased plant efficiencies. Mr. Jurek has a deep understanding of new technology development, manufacturing, distribution and international business markets. Prior to joining Gates, Mr. Jurek served as President of Eaton Electrical, Asia Pacific beginning in November 2012 until May 2015. During that time, Mr. Jurek had management oversight of Eaton Electrical’s Asia Pacific portfolio which included optimizing manufacturing plants, identifying new markets, and assisting with the overall performance of the company. Prior to that, Mr. Jurek served as Group President for Cooper Power Systems — Cooper Bussmann, with complete oversight of all business activities there and in significant general management positions in International Rectifier Corporation and TRW Inc.
James W. Ireland, III has served as a director of Gates Industrial Corporation plc since November 2018. From 2011 until his retirement in 2018, Mr. Ireland served as President and Chief Executive Officer of General Electric Africa, a digital and industrial company focused on transforming the industry with machines that have software defined solutions. From 2007 until 2011, Mr. Ireland served as the President and Chief Executive Officer of General Electric’s Asset Management Group. From 1999 to 2007, Mr. Ireland was President of NBC Universal Television Stations and Network Operations (a General Electric wholly-owned subsidiary), one of the world’s leading media and entertainment companies in development, production, and marketing of entertainment, news and information to a global audience.
Julia C. Kahr has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as a director of Gates entities since 2014. She is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 2004, she has been involved in the execution of Blackstone’s investments in SunGard, Encore Medical, DJ Orthopedics, Summit Materials, Precision Medicine Group and Gates. Before joining Blackstone, she was a Project Leader at the Boston Consulting Group, where she worked with companies in a variety of industries, including health care, financial services, media and entertainment, and consumer goods. She is also the sole author of Working Knowledge, a book published by Simon & Schuster in 1998. Ms. Kahr currently serves as a director of Precision Medicine Group, Barry-Wehmiller Companies, Inc., Sheltering Arms and BRIC Arts Media and previously served as a director of Summit Materials, Inc. from 2009 to 2017.
Terry Klebe has served as a director of Gates Industrial Corporation plc since December 2017 and has served as a director of Gates entities since 2016. Mr. Klebe was previously Senior Vice President and Chief Financial Officer of Cooper Industries plc, a multinational industrial manufacturing company with 2010 revenues of  $5.1 billion, until his retirement in February 2010. Following his retirement as Chief Financial Officer, Mr. Klebe remained on the executive management team as Vice Chairman at Cooper Industries plc from February 2010 until April 2011. Mr. Klebe also served on the board of directors of Fairchild Semiconductors and as a head of the company’s Audit Committee until its sale in September 2016.
Stephanie K. Mains has served as a director of Gates Industrial Corporation plc since February 2019. Ms. Mains is currently the CEO of LSC Communications-MCL, an Atlas Holdings portfolio company. Prior to that Ms. Mains was the interim Chief Executive Officer of GE Power Conversion from April 2020 until December 2020, and the President and CEO of ABB Electrification Products Industrial Solutions, a 2018 acquisition from GE, from November 2015 until January 2019. She served as Vice President of GE

Distributed Power Global Services from March 2013 until October 2015, and held positions of increasing responsibility from General Manager to Vice President for GE Energy-Power from March 2006 until March 2013. Prior to joining GE Energy, Ms. Mains spent 17 years across multiple GE businesses in financial and transformational leadership positions, including CFO for GE Aviation Services Material Solutions. She currently serves on the board of directors for Diamondback Energy, Inc., Stryten Manufacturing, LLC, and LCI Industries.
Wilson S. Neely has served as a director of Gates Industrial Corporation plc since April 2020. He is currently Director of Strategic Initiatives for InterNex Capital, an asset-based, digital lender providing innovative and flexible working capital financing to small- and medium-sized businesses. Prior to that, from 1991 until his retirement in January 2020, Mr. Neely served as a Partner of Simpson Thacher & Bartlett LLP with a corporate practice primarily in the areas of mergers and acquisitions and capital markets. While at Simpson Thacher & Bartlett LLP, Mr. Neely advised on numerous business combination transactions, including leveraged buyouts, recapitalizations and strategic partnerships between private equity funds and corporate partners. In addition, he oversaw numerous capital markets transactions. He currently serves on the board of directors and select committees for Readworks, myFace, Historic Hudson Valley, and the University of Texas Law School Foundation.
Alicia Tillman has served as a director of Gates Industrial Corporation plc since April 27, 2021. She has over 20 years of experience in global marketing, strategy, operations, and digital transformation in public and private companies. Most recently, Ms. Tillman worked at SAP from 2015 through March 2021, where she spent four years in the role of Executive Vice President and Global Chief Marketing Officer, leading a marketing organization of over 2,000 employees. At SAP, she was a key contributor to the acquisition and integration of multiple companies, rebuilt the technology foundation to scale digital and demand generation capabilities and developed the brand story. Prior to joining SAP, she worked for American Express from 2004 through 2015, serving as head of Marketing, Public Affairs and Business Services. She currently serves on the board of directors of RainFocus.
Peifang Zhang (also known as Molly P. Zhang) has served as a director of Gates Industrial Corporation plc since July 2020. She is retired from Orica Ltd., a global mining services company, where she served in a number of senior executive roles, including Vice President, Asset Management and Vice President/Manufacturing executive, Mining Systems. Before joining Orica, Dr. Zhang spent 22 years with Dow Inc. where she held executive positions including Managing Director of SCG-Dow Group, Country General Manager of Dow Thailand, Regional Manufacturing Director of Dow Asia Pacific and Global Business Vice President for Dow Technology Licensing and Catalyst. Dr. Zhang serves on the board of directors of Enerkem and Aqua Metals, Inc., and is a member of the supervisory board at GEA Group AG in Germany.
Director Qualifications
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. The Company believes that its directors provide an appropriate mix of experience and skills relevant to the size and nature of the business. In particular, the Board of Directors considered the following important characteristics, among others:
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Mr. Simpkins’ significant financial and business experience, including as a Senior Managing Director in the Corporate Private Equity Group at Blackstone and former Principal at Bain Capital.

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Mr. Jurek’s extensive business and industry experience as well as his experience leading Gates since May 2015.

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Mr. Ireland’s substantial management expertise, including as former Chief Executive Officer of General Electric Africa and General Electric’s Asset Management Group.

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Ms. Kahr’s extensive knowledge of a variety of different industries and her significant financial and investment experience from her employment with Blackstone, including as a Senior Managing Director.

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Mr. Klebe’s financial acumen and business experience, including as former Chief Financial Officer and then Vice Chairman of the Board of Cooper Industries plc.

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Ms. Mains’ leadership and operational experience from her service in various senior management roles, including as former President and CEO, ABB Electrification Products Industrial Solutions and Vice President of GE Distributed Power Global Services.

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Mr. Neely’s strong knowledge of corporate governance and his legal experience as a retired Partner from Simpson Thacher & Bartlett LLP in the areas of mergers and acquisitions and capital markets.

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Ms. Tillman’s executive experience in global marketing, strategy, operations and digital transformation, including digital and demand generation. The Company’s Chief Executive Officer recommended Ms. Tillman to the Nominating and Governance Committee as a nominee for inclusion in this proxy statement.

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Ms. Zhang’s global business experience and her strong understanding of the Asia market, as well as her expertise in the industrials sector. The Company’s Chief Executive Officer recommended Ms. Zhang to the Nominating and Governance Committee as a nominee for inclusion in this proxy statement.

CORPORATE GOVERNANCE
Board Highlights
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Board composition

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Size of Board: 9 members

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Number of independent directors: 8 (beginning in 2021)

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Committee independence: 100% (beginning in 2021)

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Commitment to Board refreshment and diversity

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Average director tenure in years: 3 years

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New directors in the past two years: 3

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Percent female: 44%

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Percent ethnically diverse: 11%

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Highly engaged directors

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Board and committee meetings held in 2020: 20

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Attendance rate: 100%

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During 2020, directors received routine briefings and participated in ongoing discussions with management regarding the Company’s response to the Covid-19 pandemic.

Directors’ Independence and Controlled Company Exception
As of the record date, April 23, 2021, the Sponsor held more than a majority of the voting power of the Company’s ordinary shares eligible to vote in the election of the directors. As a result, the Company is a “controlled company” within the meaning of the NYSE corporate governance standards. Under these NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board of Directors consist of independent directors, (2) the Board of Directors has a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) the Board of Directors has a nominating and governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. A company whose shares are listed on the NYSE that ceases to be a controlled company may continue to rely on these exemptions during transition periods prescribed by the NYSE.
The Company has previously utilized such exemptions, but beginning in 2020, a majority of the Board now consists of independent directors. Beginning in 2021, the Compensation Committee and the Nominating and Governance Committee are now comprised entirely of independent directors with written charters addressing each such committee’s purpose and responsibilities. Thus, at this time, the Company no longer relies on these controlled company exemptions.
The Board has affirmatively determined that all of its directors, except Mr. Jurek who is the Chief Executive Officer of the Company, are independent under the NYSE listing standards.
Board Meetings, AGM and Attendance
Directors are expected to attend Board meetings and meetings of committees on which they serve. In 2020, the Board of Directors met a total of six times. Overall director attendance at meetings of the Board and its committees was 100%, with each individual director attending all meetings of the Board and the committees on which he or she served during his or her tenure in 2020. It is the policy of the Board of Directors that directors are invited to attend the AGM, although such attendance is not mandatory. In 2020, one director, Ivo Jurek, attended the AGM.

Board Structure
The Board believes that independent leadership is important. The Board also believes that, depending on what appears to be in the best interests of the Company and its shareholders at any given point in time, it should be able to choose whether the roles of Chair of the Board and Chief Executive Officer are combined or separate. Therefore, the Board does not have a policy on whether the role of Chair and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chair should be selected from the independent directors. Currently, Mr. Neil Simpkins serves as Chair of the Board and Mr. Ivo Jurek serves as Chief Executive Officer.
In cases where the Board believes that the Chair and Chief Executive Officer roles should be combined or when the Chair is otherwise not “independent” pursuant to the Company’s Corporate Governance Guidelines, the independent directors may elect from among themselves an individual who acts as Lead Director. The Lead Director shall help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.
The Board’s Role in Management’s Succession Planning
The Board of Directors is responsible for reviewing the succession plan relating to the Chief Executive Officer and other executive officers that is developed by management. Directors are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability and shareholder value creation. As part of its responsibilities under its charter, the Compensation Committee oversees the evaluation of management and the management continuity planning process. Additionally, it reviews the succession plans relating to the Chief Executive Officer and other executive officers and makes recommendations to the Board with respect to the selection of individuals to occupy these positions. The ongoing succession process is designed to reduce vacancy, transition and readiness risks and develop strong leadership quality and executive bench strength.
Board Committees
The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. The Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until such member’s successor is duly elected and qualified or until such member’s earlier resignation, removal, retirement, disqualification or death.
Each of the standing committees of the Board of Directors discussed below operate under written charters, which are available on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
Audit Committee
The Audit Committee currently consists of Mr. Ireland, Mr. Klebe, Ms. Mains and Ms. Zhang, with Mr. Klebe serving as chair. The Audit Committee is responsible for, among other things:
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selecting and hiring independent auditors, and approving the audit and non-audit services to be performed by the independent auditors;

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assisting the Board of Directors in evaluating the qualifications, performance and independence of the independent auditors;

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assisting the Board of Directors in monitoring the quality and integrity of the Company’s financial statements and its accounting and financial reporting;

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assisting the Board of Directors in monitoring the Company’s compliance with legal and regulatory requirements;

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reviewing guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial and regulatory risk exposures and the steps management takes to monitor and control such exposures;

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reviewing the adequacy and effectiveness of internal controls over financial reporting;

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assisting the Board of Directors in monitoring the performance of the internal audit function;

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reviewing with management and the independent auditors the Company’s annual and quarterly financial statements;

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establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and material legal and regulatory matters, as well as the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
preparing the audit committee report required by the SEC to be included in the annual proxy statement.

The SEC rules and NYSE rules require the Company to have an Audit Committee comprised of solely independent directors. The Board has affirmatively determined that Mr. Ireland, Mr. Klebe, Ms. Mains and Ms. Zhang qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). In addition, the Board has determined that Mr. Ireland, Mr. Klebe, Ms. Mains and Ms. Zhang are each an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended from time to time (the “Securities Act”).
The Audit Committee held six meetings during 2020.
Compensation Committee
The Compensation Committee currently consists of Ms. Kahr, Mr. Klebe and Mr. Simpkins, with Ms. Kahr serving as chair. The Compensation Committee is responsible for, among other things:
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reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving the Chief Executive Officer’s compensation level based on such evaluation;

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reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of the other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

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overseeing the evaluation of management and the management succession planning process;

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reviewing and recommending the compensation of directors;

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reviewing and discussing annually with management the Company’s “Compensation Discussion and Analysis” disclosure required by SEC rules;

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preparing the compensation committee report required by SEC rules to be included in the annual proxy statement; and

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reviewing and making recommendations with respect to incentive and equity compensation plans.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees; provided, however, that when appropriate to satisfy the requirements of Section 16b-3 of the Exchange Act, any such subcommittee shall be composed solely of two or more members that have been determined to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. The charter of the Compensation Committee also permits the committee to delegate to one or more officers the authority to make awards to employees other than any officer subject to Section 16 of the Exchange Act under the incentive compensation or other equity-based plan, subject to compliance with the plan, the Company’s articles of association and the laws of the jurisdiction of its organization. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
See “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Determination Process” for a description of the process for determining compensation, including the role of the executive officers and independent compensation consultant.
The Compensation Committee held five meetings during 2020.
Nominating and Governance Committee
The Nominating and Governance Committee currently consists of Mr. Ireland, Ms. Kahr, Mr. Neely and Mr. Simpkins, with Mr. Simpkins serving as chair. The Nominating and Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In addition, although the Nominating and Governance Committee considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The Nominating and Governance Committee will consider the qualification of any candidate nominated by a shareholder in accordance with the Companies Act. The Nominating and Governance Committee will evaluate candidates recommended by shareholders on a substantially similar basis as it considers other nominees.
The Nominating and Governance Committee is also responsible for, among other things:
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overseeing the evaluation of the Board of Directors;

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reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

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recommending members for each committee of the Board of Directors.

The Nominating and Governance Committee held three meetings during 2020.
The Board’s Role in Risk Oversight
The Board exercises direct oversight of strategic risks to the Company, which includes regular review and evaluation of the Company’s system of financial and operational internal controls, its compliance with applicable laws and regulations, its programs and protocols to minimize data and cybersecurity risks, and its processes for identifying, assessing and mitigating other significant risks that may affect the Company.
The Committees also have certain responsibilities related to risk oversight. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. The Audit Committee also oversees the Company’s Code of Business Conduct and Ethics and other material legal and regulatory policies, including the Company’s Whistleblower Policy, and reviews reports and investigations of potential violations under such policies. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices for all employees and conducts a comprehensive compensation risk assessment at least annually. The Compensation Committee has regular discussions related to human capital, including management succession planning. Each committee charged with risk oversight reports to the Board on those matters on a regular basis.
To fulfill its responsibilities related to risk oversight, the Board must understand the significant risks the Company faces and confirm management is identifying and appropriately managing and mitigating such risks. In 2020, the Company implemented a robust Enterprise Risk Management (“ERM”) program, which includes an annual risk assessment and project plan, creation of a risk register to monitor mitigation actions and identify emerging risks, on-going dialogue and collaboration among management, use of data analytics and data science methodologies, quarterly meetings on mitigation plans, and periodic reports to the Board. The ERM process is managed by a management committee called the Enterprise Risk Committee, led by the Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer and Vice President of Global Internal Audit, in coordination with senior functional leaders across the Company.
With respect to information security risk oversight, the Board receives regular updates from the Company’s senior management team to assess cybersecurity and other information technology risks facing the Company and the measures the Company is taking to mitigate such risks. The Company’s approach to identifying and mitigating such risks is ongoing monitoring of all of its technology systems and a comprehensive process to ensure its technology environment is operating and maintained in accordance with best practices and security standards defined within the NIST Cybersecurity Framework. In the past three years, the Company has not experienced any material information security breaches or incurred any material expenses, penalties, or settlements related to information security breaches. The Company is externally audited against top information security standards and regulations as required by applicable law. Employees take part in a mandatory internal educational program to ensure continual awareness of new and emerging threats (which includes phishing simulations) and computer-based training that is required at the time of hire and annually thereafter. Employees are subject to information technology policies, including the Company’s Acceptable Use Policy, Dual Use Device Policy, Information Security Policy and Password Policy.
Board Education
The Company provides continuing education for directors through board materials and presentations, discussions with management, and the opportunity to attend external board education programs. In addition, beginning in 2020, all directors have access to the resources of the National Association of Corporate Directors through a Company membership.
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings without members of management. The Chair presides over executive sessions of non-management directors. In addition, the independent directors meet in executive session at least once a year with no members of management or directors who are not “independent” present and the independent directors designate a director from among themselves to preside at executive sessions of the independent directors.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Company maintains a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees, including the chief executive officer, chief financial officer, chief accounting officer and corporate controller, or persons performing similar functions, which is posted on its website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The Code of Business Conduct and Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code of ethics on its website. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.
The Company’s Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of its commitment to strong corporate governance. The policies and practices covered in the Corporate Governance Guidelines include operation of the Board of Directors, Board structure, director independence and Board committees. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Governance Committee and are revised as necessary or appropriate. The Corporate Governance Guidelines are posted on the Company’s website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.”

Director, Officer and Employee Hedging
The Company’s insider trading policy contains prohibitions on hedging and pledging. Directors, executive officers and employees are prohibited from trading in puts or calls or similar instruments of Company stock, from engaging in short sales of Company stock and from engaging in transactions (including variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. Directors, executive officers and employees are also prohibited from pledging Company stock as collateral for a loan or as part of a margin account.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 2, 2021 (“Fiscal 2020”), Mr. Calhoun (prior to his resignation effective January 9, 2020), Mr. Simpkins, Ms. Kahr and Mr. Klebe served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In Fiscal 2020, none of the executive officers served as a member of the board of directors or compensation committee of any other company whose executive officer(s) served as a member of the Company’s Board or Compensation Committee. The Company and certain of its affiliates are party to certain transactions with Blackstone described in the “Related-Person Transactions Policy and Procedures” section of this Proxy Statement.
Communications with the Board of Directors
Any shareholder or other interested party may communicate with the directors, individually or as a group, the Chair or the independent directors as a group, by addressing such communications to the Corporate Secretary of the Company, 1144 Fifteenth Street, Denver, Colorado 80202, who will forward such communications to the appropriate party unless the communications are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.
Shareholder Engagement
The Company values shareholder engagement and is committed to maintaining open communications with the investment community. Throughout the year, management engages with shareholders on topics including company strategy and performance, corporate governance, compensation practices and sustainability. During 2020, in addition to quarterly earnings calls, the senior management team participated in eleven investor conferences and a number of other investor meetings. These engagements typically included the Chief Executive Officer and director, Mr. Jurek, as well as the Chief Financial Officer and the Vice President of Investor Relations. The input from these engagements informs the Company’s decision-making and it intends to continue this outreach going forward.
The Company also submits an advisory vote to its shareholders on an annual basis to approve the Named Executive Officer compensation. At the 2020 AGM, approximately 99% of the votes cast were in favor of the advisory vote to approve executive compensation. The Committee took this into account when making the decisions described in the Compensation Discussion and Analysis in this proxy statement.
The Company welcomes investor interaction and feedback. The Investor Relations department is the point of contact for shareholder interaction with the Company and can be reached through www.investors.gates.com. The information contained on, or accessible from, the website is not part of this Proxy Statement by reference or otherwise.

Executive Officers
The following presents the positions, ages as of April 15, 2021 and selected biographical information for each of the Company’s current executive officers (other than Mr. Jurek, whose biographical information appears above under “Director Backgrounds”).
Name	Age	Position
Cristin Bracken	53	Senior Vice President, Chief Legal Officer and Corporate Secretary
Roger Gaston	65	Executive Vice President and Chief Human Resources Officer
Grant Gawronski	58	Executive Vice President and Chief Commercial Officer
Walter Lifsey	62	Executive Vice President and Chief Operating Officer
L. Brooks Mallard	54	Executive Vice President and Chief Financial Officer
Thomas Pitstick	49	Chief Marketing Officer and Senior Vice President of Strategic Planning
Cristin Bracken has served as the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary since October 2020. Ms. Bracken joined the Company in January 2017, previously serving as its Vice President and Assistant General Counsel, Compliance and Litigation, and then serving as its interim General Counsel prior to her appointment as Chief Legal Officer. As Chief Legal Officer, Ms. Bracken is responsible for all legal functions for Gates, including securities and corporate governance, M&A, litigation, commercial, regulatory, compliance, patents and trademarks, real estate, employment and labor, and environmental matters. Ms. Bracken has 27 years of experience as a lawyer specializing in compliance, complex litigation, risk management, regulatory, commercial agreements and transactions, and employment law for public and private equity-backed corporations. Prior to joining Gates, she held senior legal leadership roles in both the oil and gas and energy trading industries at companies such as SM Energy Company, Forest Oil Corporation and Dynegy Inc. She also previously served as an Assistant District Attorney in Houston, Texas. Ms. Bracken began her legal career at Fulbright & Jaworski LLP in its Dallas office.
Roger Gaston has served as the Company’s Executive Vice President and Chief Human Resources Officer since January 2018 and previously served as Senior Vice President, Human Resources beginning in August 2016. As Chief Human Resources Officer, Mr. Gaston works to build and enhance Gates’ human resources function globally. He oversees talent management, recruiting, compensation, benefits, labor relations, maintaining a healthy workforce, and talent development. Prior to Gates, Mr. Gaston worked as Senior Vice President — Human Resources for Avaya, a multibillion-dollar enterprise telecommunications and solutions company beginning in 2006. At Avaya, Mr. Gaston oversaw all aspects of human resource management and industrial relations policies, practices and operations. Before Avaya, Mr. Gaston was a Corporate Vice President — Human Resources for Storage Technology Corp. from 2000 to 2005. Prior to Storage Technology Mr. Gaston served as the Senior Vice President, Human Resources for Toys R Us, Inc. from 1996-2000. A Chapter 11 petition for bankruptcy protection was filed by Avaya in January of 2017.
Grant Gawronski has served as the Company’s Executive Vice President and Chief Commercial Officer since December 2018. His direct commercial responsibilities include the first-fit and replacement businesses in the Americas and EMEA regions, as well as the Company’s global oil & gas business. Mr. Gawronski joined Gates in 2017 as President, Americas, and has broad leadership experience. Prior to joining the Company, Mr. Gawronski served as President, Electrical Industrial and Infrastructure for Eaton Corporation from 2012 to 2017. In that role, Mr. Gawronski oversaw a portfolio that included global oil and gas business units, the power quality business unit, and all Eaton electrical business units in Latin America and Canada. Prior to that, Mr. Gawronski served as Group President at Cooper Industries, and in significant general management positions at GE Lighting.
Walter Lifsey has served as the Company’s Executive Vice President and Chief Operating Officer since August 2015. As Chief Operating Officer, Mr. Lifsey manages and oversees all manufacturing and operations globally for Gates, including the operations function, health, safety and environmental, quality assurance, procurement and certain new product development. Prior to joining Gates, Mr. Lifsey served as Chief Operating Officer of View Inc., a world-class manufacturer of intelligent windows, where Mr. Lifsey was responsible for all aspects of manufacturing, product quality, manufacturing engineering, operational planning, and manufacturing information systems. Before his time at View, Mr. Lifsey served in various roles at Atmel Corporation beginning in 2006 before becoming Chief Operating Officer where he led global operations from May 2010 to November 2012. Prior to Atmel, he served in various senior management roles at International Rectifier Corporation and TRW Inc.
L. Brooks Mallard has served as the Company’s Executive Vice President and Chief Financial Officer since February 24, 2020. As CFO, Mr. Mallard manages Gates’ global corporate finance and accounting functions, including capital structure, resource allocation, financial reporting and the maintenance of the global internal control systems. Previously, Mr. Mallard served as the Chief Financial Officer of Henniges Automotive, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market, beginning June 2019. Prior to Henniges Automotive, he served as the Executive Vice President and Chief Financial Officer of Jeld-Wen beginning in November 2014, where he helped take the company from being private equity held, through an initial public offering on the New York Stock Exchange. He also has held senior financial leadership roles with TRW Automotive, Cooper Industries plc, Thomas & Betts, and Briggs & Stratton during his career.
Thomas G. Pitstick has served as the Company’s Chief Marketing Officer and Senior Vice President of Strategic Planning since October 2020. Prior to that, he served in various leadership roles, including Chief Marketing Officer and Senior Vice President of Product Line Management, as well as Senior Vice President of Innovation since joining the Company in January 2016. Mr. Pitstick has responsibility for global marketing, company branding, corporate communications, global product line management, R&D for engine systems products, strategic planning, corporate development and M&A. Prior to joining Gates, Mr. Pitstick served as Senior Vice President of Marketing — Electrical Sector with Eaton Corporation. Prior to Eaton’s acquisition of Cooper Industries, he served as Vice President and General Manager of the Cooper Power Systems Energy Automation Solutions business unit and held various roles in Cooper’s corporate and business development functions. Before Cooper, Mr. Pitstick held a number of commercial, product line management and business development roles with technology start-up companies.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the compensation earned by or paid to each individual who served in the capacity of principal executive officer (“Chief Executive Officer”) or principal financial officer (“Chief Financial Officer”) during Fiscal 2020 and the three other most highly compensated executive officers serving in such capacities as of January 2, 2021 (collectively, referred to as the “Named Executive Officers”). The Named Executive Officers for Fiscal 2020 are listed below:
Name	2020 Position
Principal Executive Officer
Ivo Jurek	Chief Executive Officer
Principal Financial Officer
L. Brooks Mallard	Chief Financial Officer
David Wisniewski	Chief Financial Officer (interim) and Chief Accounting Officer
David Naemura	Chief Financial Officer (former)
Next Three Most Highly Compensated Executive Officers
Roger Gaston	Chief Human Resources Officer
Grant Gawronski	Chief Commercial Officer
Walter Lifsey	Chief Operating Officer
Effective January 31, 2020, Mr. Naemura resigned from his role as Chief Financial Officer of the Company. Mr. David Wisniewski, the Company’s Chief Accounting Officer, served as the Chief Financial Officer on an interim basis while the Company conducted an executive search for Mr. Naemura’s replacement. Effective February 24, 2020, Mr. L. Brooks Mallard joined the Company as the new Chief Financial Officer.
Compensation Philosophy and Objectives
To ensure management’s interests are aligned with those of the shareholders, the Company emphasizes a pay-for-performance compensation philosophy. The Company believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance. The executive compensation program is designed to enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for customers and shareholders and achieving the Company’s business goals over the long term. In addition, the executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to the Company’s success. As described below, the Company believes that each element of its executive compensation program aligns with this philosophy.
Executive Compensation Structure
The material elements of the executive compensation program include the following, all of which are described in detail in this CD&A:
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Base salary

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Annual Cash Bonus (a short-term incentive tied to the Company’s annual financial performance)

•
Long-Term Equity Incentives (a long-term incentive opportunity consisting of performance-based restricted stock units, time-based vesting restricted stock units and stock options)

•
Broad-based employee benefits, limited perquisites and severance coverage

Say-on-Pay and Say-on-Frequency Votes
In 2020, the Compensation Committee considered the outcome of the shareholder advisory vote on 2019 executive compensation when making decisions relating to the compensation of the Named Executive Officers and the Company’s executive compensation program and policies. The shareholders voted at the 2020 AGM, in a non-binding, advisory vote, on the 2019 compensation paid to our Named Executive Officers. Approximately 99% of the votes were cast in favor of the Company’s 2019 compensation decisions. Based on this level of support, the Compensation Committee decided that the “say-on-pay” vote result did not necessitate any substantive changes to the compensation program.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), shareholders can vote on the frequency of say-on-pay voting once every six years. The Company expects this vote to next occur at our 2025 annual meeting. Until that time, the Company expects to hold an advisory, non-binding say-on-pay vote on an annual basis.
Governance Highlights Related to Compensation Practices
The Company is committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our shareholders, including the following:
Compensation Practice
Pay-for-Performance
— The majority of the total executive direct compensation is variable and directly or indirectly tied to Company performance.
— No incentive funding when Company performance on a metric does not meet threshold requirements for such metric under the annual short and long term incentive plans (relating to performance awards).
— 50% of the Chief Executive Officer’s equity-based compensation is performance based to motivate enhancement of long-term shareholder value.
— Compensation Committee review of executive tally sheets reflecting all compensation components to ensure that compensation decisions are in line with the Company’s pay-for-performance philosophy.

Excellence on the Board	— Annual election of directors by majority vote. — Separation of Chair and Chief Executive Officer roles. — All members of Audit Committee are financial experts.
Robust Stock Ownership Guidelines	Stock ownership guidelines of 6x base salary for the Chief Executive Officer; 3x base salary for other executive officers and certain senior vice presidents; 4x cash retainer for directors.
Double Trigger Change in Control	Executive Change in Control Plan and, beginning in 2020, equity grants require both a change in control and a qualifying termination for accelerated vesting.
Strict Trading Policy; Anti-Hedging and Pledging Policies	Enforcement of a strict trading policy; no hedging or pledging of Company stock by executives or directors.
Clawback Policy	Recovery of incentive cash and equity compensation in certain circumstances if it was paid based on inaccurate financial statements.

Compensation Practice
Tax Gross-Ups	No excise tax or income tax gross-ups (except in the event of relocation).
Employment Contracts	None of the current Named Executive Officers have an employment contract.
Executive Compensation Determination Process
Role of Board, Compensation Committee.   The Compensation Committee provides assistance to the Board to oversee the Company’s executive compensation program. As part of its responsibilities under its charter, the Compensation Committee oversees the annual compensation decision process for the Named Executive Officers, including the Chief Executive Officer. The Compensation Committee has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of each Named Executive Officer and their compensation in relation to other employees and other equivalent roles.
The Compensation Committee annually reviews the Chief Executive Officer’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to the Chief Executive Officer’s overall compensation package in light of such review. The Chief Executive Officer does not participate in deliberations regarding his own compensation.
In addition, the Compensation Committee has historically taken into account the recommendations of the Chief Executive Officer based on his judgment and knowledge of the industry when making compensation decisions for the executive officers (other than the Chief Executive Officer). The Chief Executive Officer annually reviews each other executive officer’s performance with the Compensation Committee and recommends to the Compensation Committee an appropriate base salary, annual incentive target opportunity and annual incentive payout and grant of long-term equity incentive award. Based upon this recommendation and the other considerations described below, and in consideration of the executive compensation philosophy described above, the Compensation Committee reviews the overall annual compensation packages for the executive officers, including the Named Executive Officers, and approves such compensation packages, other than the proposed equity grants. Proposed grants of equity to the Named Executive Officers and other Section 16 officers are reviewed and approved by the full Board in order to qualify such grants as exempt from the short-swing profit provisions of Section 16 of the Exchange Act.
Role of the Independent Compensation Consultant.   The Compensation Committee retains an independent compensation consultant, Aon plc (the “Consultant”), to support the oversight and management of the executive compensation program. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend Compensation Committee meetings, as requested, and communicate with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•
advising the Compensation Committee on executive compensation trends and regulatory developments;

•
providing a total compensation study for executives, compared against the companies in the peer group, and recommendations for executive pay;

•
providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;

•
serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•
reviewing and commenting on proxy disclosure items, including this CD&A;

•
reviewing and commenting on the Compensation Committee’s annual compensation risk assessment;

•
advising the Compensation Committee on management’s pay recommendations; and

•
from time to time, reviewing and providing compensation recommendations for non-employee directors to the Nominating and Governance Committee.

The Compensation Committee has assessed the independence of the Consultant as required by the NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group.   The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15-20 companies based on the following selection criteria:
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publicly-traded companies within similar Global Industry Classification Standard (“GICS”) code classifications;

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peer companies used by the potential peer companies (peers of peers) within the similar GICS codes;

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peer companies used by proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) in 2019;

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companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

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companies with enterprise values of approximately 0.2x to 5x Gates’ total enterprise value.

The peer group the Compensation Committee selected to assist with Fiscal 2020 compensation decisions is unchanged from our fiscal year ended December 28, 2019 and consisted of the following companies in the GICS Industrials Sector and Capital Goods Industry Group:
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AMTEK, Inc.

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Colfax Corporation

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Crane Co.

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Donaldson Company, Inc.

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Flowserve Corporation

•
Gardner Denver Holdings, Inc. (now Ingersoll Rand Inc., following a merger during 2020)

•
Graco Inc.

•
IDEX Corporation

•
Lincoln Electric Holdings, Inc.

•
Nordson Corporation

•
Pentair plc

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Regal Beloit Corporation

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Rexnord Corporation

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SPX Corporation

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The Timken Company

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Xylem Inc.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee uses the competitive 50th percentile for targeted total compensation as a guide, but does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market.

Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
For the fiscal year ending January 1, 2022 (“Fiscal 2021”), the Compensation Committee, in consultation with the Consultant, has maintained the current selection criteria used in Fiscal 2020 for selecting the peer group. Based on that criteria, one new company, Dover Corporation, was added to the peer group for Fiscal 2021 compensation decisions.
Role of Tally Sheets.   Each year, the Compensation Committee conducts a comprehensive compensation review for each Named Executive Officer prior to making decisions about executive compensation for the next year. The Committee reviews a tally sheet for each Named Executive Officer that encompasses two years of all elements of compensation, including the value of base salary, short-term incentives, long-term incentives, retirement benefits, health and welfare benefits and personal benefits. This comprehensive review ensures that future compensation decisions are in line with the Company’s pay-for-performance compensation philosophy.
Timing of Compensation Decisions.   The Compensation Committee generally makes executive compensation decisions in February of each year, after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture before making compensation decisions. The exception is executive compensation, including equity grants, to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approved date.
Elements of Compensation
The Company’s executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. The Company also provides various retirement and benefit programs and modest, business-related benefits as discussed below.
Total Compensation Mix.   The Company’s mix of target total compensation in 2020, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation.
Base Salary.   Base salaries for the Company’s Named Executive Officers in 2020 were determined by the Compensation Committee after consideration of the Chief Executive Officer’s recommendations (for all

Named Executive Officers other than the Chief Executive Officer); the breadth, scope and complexity of the executive’s role; internal equity; current compensation; tenure in position and prior tenure in related roles; market pay levels; and individual performance. Base salaries are reviewed annually at the February meeting or at other times when appropriate and may be increased from time to time pursuant to such review. The Consultant assists the Compensation Committee with this process by providing market and peer group data and making recommendations.
Effective February 21, 2020, the Company adjusted the annual base salary of Mr. Jurek by 3% (from $1,000,000 to $1,030,000), Mr. Gaston by 5% (from $400,000 to $420,000), Mr. Gawronski by 3.5% (from $645,000 to $667,575), Mr. Lifsey by 3.5% (from $646,600 to $669,231) and Mr. Wisniewski by 3% (from $386,250 to $397,838), primarily to align to market compensation practices and reward certain individual performance. Mr. Mallard was hired effective February 24, 2020, with an annual base salary of $550,000. The Summary Compensation Table below shows the base salary earned by each Named Executive Officer during Fiscal 2020.
Short-Term Incentive Opportunity.   The Company provides a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including its Named Executive Officers, for achieving specific performance goals that would advance the Company’s profitability and drive key business results, and to recognize individuals based on their contributions to those results.
The following table illustrates the calculation of the annual cash incentive awards that could have been earned by each of the Company’s Named Executive Officers (other than Mr. Naemura) in 2020 under the Annual Plan, had the Company attained 100% of the target performance requirement. The target opportunity as a percentage of base salary for the Named Executive Officers remained flat from 2019 to 2020.
Name	Base Salary ($)	Target Annual Plan Opportunity (% of Base Salary)	Target Annual Plan Opportunity ($)
I. Jurek	$1,030,000	150%	$1,545,000
B. Mallard	$550,000	85.25%*	$468,852
R. Gaston	$420,000	100%	$420,000
G. Gawronski	$667,575	100%	$667,575
W. Lifsey	$669,231	100%	$669,231
D. Wisniewski	$397,838	50%	$198,919

*
Bonus target percentage is prorated for Mr. Mallard based on his February 24, 2020 start date.

Potential 2020 payout targets under the Annual Plan were based on a combination of the achievement of the Company’s financial performance goals in Fiscal 2020 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Named Executive Officer’s performance during the fiscal year against his individual performance goals (the “Individual Performance Factor”).
Gates Financial Performance Factor.   The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2020, with the only change being to the calculation of Free Cash Flow to include actual working capital rather than average working capital, to provide simplification and transparency. The Board determined that these financial performance measures would be critical indicators of the Company’s performance for 2020 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2020 are described below.

Performance Measure	Description
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2020 Annual Report.
Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in trade working capital versus prior year.
Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions made during the fiscal year.
The Compensation Committee reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures can range from:
•
0% funding for performance below the threshold requirement;

•
50% of target incentive for achieving 95% of the target performance requirement (threshold);

•
100% of target incentive for achieving 100% of the target performance requirement (target); and

•
150% of target incentive for achieving 105% of the target performance requirement (maximum).

Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number. The Compensation Committee may adjust the aggregate amount available to fund the Annual Plan but does not expect to do so absent unanticipated or exceptional circumstances.
After the Gates Financial Performance Factor is calculated and the aggregate amount available to fund the Annual Plan is approved by the Compensation Committee, the Company’s Chief Executive Officer may allocate the funding across the organization as he deems appropriate (excluding with respect to himself) and may adjust the Gates Financial Performance Factor either upward or downward for each functional area or geographic region based on the performance of that specific functional area or geographic region.
In 2020, the Company’s financial results, consistent with the global economy, were significantly impacted by the Covid-19 pandemic, despite the tremendous amount of hard work that took place to continue its business operations, satisfy customer demand, avoid significant layoffs or salary and benefit reductions, and provide safe work environments for its employees. The Gates Financial Performance Factors were all below threshold for the Annual Plan. Accordingly, the Compensation Committee determined in February 2021 there would be no funding of the Annual Plan for the Company’s Named Executive Officers and all other employees who are eligible to participate.
The following table outlines the calculation of the potential funding of the Annual Plan based on the Gates Financial Performance Factors, the pre-established scale, and the actual funding for 2020.
		Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding 105% of Target)	2020 Attainment
Measure	Weighting	(Dollars in Millions)			$	%	Funding
Adjusted EBITDA	50%	$604.2	$636.0	$667.8	$506.6	80	$0
Free Cash Flow	30%	$503.5	$530.0	$556.5	$446.9	84	$0
Revenue*	20%	$3,029.4	$3,120.3	$3,200.0	$2,793.0	90	$0

*
Revenue threshold and maximum are narrower than 95% and 105% to align with the associated EBITDA levels.

Individual Performance Factor.   Under the Annual Plan, the Compensation Committee establishes an annual Individual Performance Factor for each of the Company’s Named Executive Officers, based on both financial and non-financial objectives appropriate for each Named Executive Officer’s position for that year. The attainment percentage of the Individual Performance Factor is based on the participant’s achievement of his goals, performance against his competencies and calibration across his team or region, among other things, during the applicable year. There is no stated maximum on the Individual Performance Factor.
If the Annual Plan had funded for 2020, actual amounts paid under the Annual Plan would have been calculated by multiplying each Named Executive Officer’s base salary in effect on December 31, 2020 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor, and (iii) the Individual Performance Factor. However, since the Compensation Committee did not fund the Annual Plan in 2020, the Individual Performance Factor did not impact payouts.
2020 One-Time Special Awards.   On rare occasions, the Compensation Committee may provide discretionary cash awards to the Company’s Named Executive Officers. In February 2021, the Compensation Committee performed a comprehensive qualitative review of management’s operational performance during 2020 to mitigate the impact of Covid-19 on the Company’s business and its global employees, and to position Gates for success post-pandemic. The Compensation Committee believes the actions taken by the Company, led by its Named Executive Officers, to mitigate the impacts of the pandemic ensured the sustainability of its business, products and services, and positioned the Company to increase long-term shareholder value. The Compensation Committee reviewed the following 2020 leadership initiatives and significant operational accomplishments as part of their overall 2020 performance assessment:
1.
Keeping employees and communities safe

•
In January 2020, as its business in China was being impacted, the Company mobilized a highly engaged, cross-functional emergency response team that developed and remains tactically engaged in the implementation of the Covid-19 pandemic countermeasure actions across the Company’s global footprint.

•
The Company proactively and effectively implemented quarantine protocols, social distancing policies, work-from-home arrangements, travel suspensions, transportation assistance, frequent and extensive disinfecting of workspaces, the provision of personal protective equipment, mandatory temperature monitoring and Covid-19 testing at certain facilities.

2.
Meeting or exceeding all applicable government regulations

•
The Covid-19 pandemic emergency response team stayed abreast, and sometimes ahead, of the rapidly changing regulatory environments across the Company’s more than 110 offices, factories and distribution centers around the world.

3.
Continuing to serve customers, many of whom operate in essential industries

•
Many of Gates’ customers operate in essential industries as defined by the US Cybersecurity and Infrastructure Security Agency (CISA) and similar government organizations around the world. The Company’s products are used across an extensive array of industries such as agriculture, food production, construction, transportation and logistics, healthcare, industrial automation and many more. Its customers explicitly requested that the Company continue to operate to support their businesses and were appreciative that it was able to do so, which the Company believes contributed both to its solid financial performance in 2020 and to the establishment of new customer relationships from which the Company expects to benefit going forward.

•
The Company overcame ongoing challenges of government shutdowns in the locations where it operates, as well as staffing shortages due to illness, quarantines and travel restrictions, with the majority of facilities remaining open and operating throughout 2020.

•
The commercial function adopted and expanded on virtual sales techniques and technical sales tools to serve customers and minimize disruptions.

•
The Company took only limited temporary cost reduction actions to protect its ability to supply critical components to its global customer base.

4.
Ongoing investment and innovation

•
The Company continued to execute on critical initiatives planned prior to the pandemic, including restructurings, process standardization and new product innovation.

•
The Company continued to accelerate innovation, finding new opportunities to meet customer demand in a rapidly changing landscape.

5.
Focusing on Human Capital

•
The Company maintained compensation levels for employees across the company, including providing an annual salary increase to eligible employees, and provided enhanced health and welfare benefits where appropriate.

•
In the fourth quarter of 2020, the Company paid a “Manufacturing Appreciation Award” equating to approximately one week’s pay to approximately 5,000 qualifying employees in its manufacturing and distribution facilities in recognition of their commitment through the global pandemic.

•
The leadership team kept employees engaged and involved with fulsome and increased corporate communication.

•
Employees under quarantine continued to receive compensation, either through salary, sick pay or other mechanisms depending on global location, to encourage a safe response to actual and potential exposures.

In addition to the accomplishments above, the Compensation Committee considered the Company’s financial performance, including as compared to its premium diversified industrials peers, in the second half of Fiscal 2020 as the market recovery began. The Compensation Committee also considered the specific impacts of the pandemic on the financial results, reviewing a detailed quarter-by-quarter impact analysis that took into account significant sales volume declines due to shelter-in-place requirements, customer shutdowns, supply constraints and decreased demand, as well as costs and inefficiencies related to the pandemic. While the pandemic-induced economic environment in the first half of the year was challenging, the flexible posture the Company maintained enabled a strong recovery and efficient transition back to organic growth, with higher margins and strong momentum in the second half of 2020.
Based on its 2020 quantitative and qualitative performance assessment, the Compensation Committee believed strongly that the Company exhibited superior financial and operational performance in the face of significant global headwinds due to Covid-19, and the Named Executive Officers and certain other eligible employees should be rewarded for this performance in 2020. In February 2021, the Compensation Committee, in consultation with the Consultant, approved special one-time cash awards (the “2020 Special Awards”) to be paid to approximately 1,600 eligible employees, including the Company’s Named Executive Officers, as recognition for contributions, impact and leadership provided to the Company in managing its business through the Covid-19 pandemic during Fiscal 2020. The Company reacted quickly to the pandemic by first prioritizing the health and safety of its employees and the communities in which it operates around the world, and then by developing tactical operational and commercial plans to both manage the impact of the pandemic and protect the Company’s competitive position for the market recovery.
The aggregate amount of funding the Compensation Committee approved for the 2020 Special Awards was equivalent to the amount that would have funded the Annual Plan, had the Company attained 100% of the target performance requirement under the Annual Plan. The 2020 Special Awards approved for the

Company’s Named Executive Officers are listed below, which represents no more than 100% of each Named Executive Officer’s target opportunity under the Annual Plan.
Name	2020 Special Award
I. Jurek	$1,545,000
B. Mallard	$468,852
R. Gaston	$399,000
G. Gawronski	$634,196
W. Lifsey	$669,231
D. Wisniewski	$188,973
Long-Term Incentive Opportunity.   The Company believes that its Named Executive Officers’ long-term compensation should be directly linked to the value it delivers to shareholders. Equity awards granted to Named Executive Officers are designed to provide long-term incentive opportunities over a period of several years. In connection with the Company’s initial public offering (the “IPO”), it adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program that allows for awards of a mix of performance shares, restricted shares and stock options. The 2018 Omnibus Incentive Plan was informed by the peer group and broader public company practice and is consistent with the Company’s compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.
In February 2020, the Company’s Board approved an annual long-term incentive award (the “2020 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2020 LTI for Named Executive Officers, other than the Chief Executive Officer, is comprised of 34% performance-based vesting restricted stock units (“PRSUs”), 33% time-based vesting restricted stock units (“RSUs”), and 33% time-based vesting non-qualified stock options (“Options”). The 2020 LTI for the Chief Executive Officer is comprised of 50% PRSUs, 25% RSUs, and 25% Options. Mr. Naemura did not receive a 2020 LTI as his resignation was effective on January 31, 2020, prior to the February board meeting at which the 2020 LTI was approved.
Each Named Executive Officer’s target opportunity for the 2020 LTI is a percentage of his base salary. For 2020, the percentage of base salary was: Mr. Jurek (450%), Mr. Mallard (190%), Mr. Gaston (155%), Mr. Gawronski (240%), Mr. Lifsey (240%), and Mr. Wisniewski (80%).
The RSUs and Options will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date. The PRSUs provide that 50% of the award will vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% will vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals. Performance for the Adjusted ROIC and Relative TSR goals are each measured over a three year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation.
Performance Measure	Description
Adjusted ROIC (50%)	50% of PRSU value is calculated as (Adjusted EBITDA-depreciation and amortization) x (1 — 25% tax rate)) divided by (total assets — non-restricted cash — accounts payable — goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).
The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and

Performance Measure	Description
Results of Operations — Non-GAAP Measures” of the 2020 Annual Report, (ii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iii) total assets excludes both income tax receivables and deferred income tax assets.
Relative TSR (50%)	50% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index. TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the 20-day trailing averages.
The total number of PRSUs that vest at the end of the three year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentage. Payouts are subject to the Named Executive Officer’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TSR performance goals that are, in the Compensation Committee’s view, challenging but achievable.
Other Aspects of the Company’s Compensation Programs
Sign-on Bonuses.   From time to time, the Company may award sign-on bonuses. Sign-on bonuses are used when necessary to attract highly skilled officers to the Company. Generally, they are used to incentivize candidates to leave their current employers or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. During 2020, the Company awarded a sign-on bonus of  $100,000 to Mr. Mallard designed to replace certain compensation forfeited from his previous employer when he joined the Company. Had Mr. Mallard voluntarily left the Company within one year of his start date, he would have been required to repay this sign-on bonus.
Employment Agreements.   At this time, none of the Named Executive Officers have employment agreements in place.
Retirement Benefits.   The Company offers the following retirement benefits to eligible U.S.-based employees, including the Named Executive Officers, as specified below. Additional details about the Gates Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), as it applies to the Named Executive Officers, is included in the “2020 Nonqualified Deferred Compensation” section of this Proxy Statement.
Plan	Description
Gates MatchMaker 401(k) Plan	A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
Supplemental Retirement Plan	A funded, nonqualified plan that provides the Company’s executives, including Named Executive Officers, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match or the Code contribution and earnings limitations.
The Company offers a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes. The Code sets maximum limitations on employee contributions for participants and as well as limitations on the earnings upon which employee/employer contributions may be made. The Company’s plans comply with the maximums under the Code.
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. executives that include the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities:
1.
Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

2.
Compensation Deferral Opportunity. Employee participants may defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.
Other Benefits.   The Company provides other benefits to the Named Executive Officers that its believes are necessary to compete for executive talent. The additional benefits for the Named Executive Officers generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. Tax gross-ups are provided to executive officers, including the Named Executive Officers, for certain relocation benefits which are provided in connection with an executive’s commencement of employment with the Company. The specific amounts attributable to the other benefits provided to the Named Executive Officers in 2020 are set forth in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement.
The Company also provides other benefits such as medical, dental and short-term disability coverage to each Named Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Executive officers, including the Named Executive Officers, also receive enhanced benefits that are not available to other employees, such as relocation assistance and enhanced life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, all Named Executive Officers were eligible for enhanced life and AD&D insurance benefits in the following amounts in 2020: 3x base salary up to $1,000,000 (for Mr. Wisniewski), 3x base salary up to $2,000,000 (for Messrs. Naemura, Gawronski, Gaston, Mallard and Lifsey) and 3x base salary up to $3,000,000 (for Mr. Jurek). In addition, all Named Executive Officers were eligible for enhanced long-term disability insurance benefits of 66.7% of their salary (up to $20,000/month). An individual disability insurance plan is offered to executives with an income of over $360,000, including the Named Executive Officers, to cover annual income in excess of  $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. The Company also provides vacation and paid holidays to all employees, including the Named Executive Officers. All of the Named Executive Officers were eligible for four weeks of vacation in 2020.
Change in Control and Severance Benefits.   The Board believes that executives are better able to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment with carefully structured change in control and severance benefits. In addition, the Board believes that the interests of the Company’s shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, in connection with the IPO, the Company adopted the Executive Severance Plan and the Executive Change in Control Plan. Named Executive Officers are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. For information regarding these plans, please see “Potential Payments upon Termination or Change in Control.” Prior to 2020, the Company provided limited single-trigger change in control benefits to certain Named Executive Officers in their Options and RSU award agreements. Beginning in 2020, the Options and RSU award agreements provide for double trigger vesting based upon the occurrence of both a change in control and a qualified termination. The terms of the Company’s Supplemental Retirement Plan also provide for early distribution upon a change in control.

Clawback Policy.   The Company has adopted a clawback policy for incentive compensation. Under the policy, if the Compensation Committee determines that incentive compensation of its current and former Section 16 officers (or any other current and former employee designated by the Board or the Compensation Committee) was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law), and such restatement was caused by or contributed to, directly or indirectly, such employee’s fraud, willful misconduct or gross negligence, then the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel any overpayment of incentive compensation paid or awarded based on the inaccurate financial information or restated results. The clawback policy and the 2018 Omnibus Incentive Plan also provide that if a covered person engages in any detrimental activity (as defined in the 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to the Company.
Executive Stock Ownership Guidelines.   To better align the financial interests of the Company’s Named Executive Officers and its shareholders, the Company has an executive stock ownership program. The Company, along with the Compensation Committee, reviews the executive ownership annually as of the annual measurement date, February 1, 2020. Any officer who does not meet the threshold is required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. In calculating the ownership, the Company includes direct and certain indirect ownership, unvested time-based vesting restricted stock units and shares underlying vested but unexercised stock options (based on the excess of the market price of the stock over the exercise price). The Company does not include unvested stock options or unvested performance-based restricted stock units.
Currently, each Named Executive Officer is expected to own the Company’s ordinary shares in the amounts listed below. As of the annual measurement date, all of the then-employed Named Executive Officers either met the applicable ownership guidelines or were in compliance with the equity retention mandate.
Chief Executive Officer	6 times base salary
Other Named Executive Officers	3 times base salary

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the 2020 Annual Report.
Submitted by the Compensation Committee of the Board of Directors:
Julia C. Kahr, Chair
Terry Klebe
Neil P. Simpkins

CEO PAY RATIO
The following table sets forth the ratio of the Chief Executive Officer’s total compensation to that of the Company’s median employee for Fiscal 2020.
CEO total annual compensation	$7,680,120
Median employee total annual compensation	$35,940
Ratio	214 to 1
The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. The Company believes the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules.
To calculate the 2020 CEO pay ratio, the Company used the same median employee it used for purposes of calculating the 2019 CEO pay ratio, as there has been no material change in the Company’s employee population, employee compensation programs or the median employee compensation, that it believes would significantly impact the CEO pay ratio. This median employee is an hourly employee located in Canada. The methodology and material assumptions, adjustments and estimates used to identify the median employee are set forth in the Company’s proxy statement filed with the SEC on April 1, 2020. The Company calculated the median employee’s total annual compensation in the same manner as it calculated the Chief Executive Officer’s total annual compensation in the Summary Compensation Table in this Proxy Statement.

COMPENSATION TABLES
2020 Summary Compensation Table
The following table sets forth the compensation for the 2018, 2019 and 2020 fiscal years for Mr. Jurek, Mr. Naemura, Mr. Gawronski and Mr. Lifsey, and Fiscal 2020 for Mr. Gaston, Mr. Mallard and Mr. Wisniewski. Mr. Gaston, Mr. Mallard and Mr. Wisniewski were not named executive officers prior to Fiscal 2020 and therefore no compensation information for such years appears in this table for these individuals.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)(6)
Ivo Jurek	2020	$1,063,962	$1,545,000	$3,827,542	$1,158,749	—	—	$84,867	$7,680,120
Chief Executive Officer	2019	$989,635	—	$3,350,070	$5,982,476	—	—	$164,509	$10,486,690
	2018	$943,269	—	—	—	$1,389,150	—	$201,983	$2,534,402
L. Brooks Mallard	2020	$465,385	$568,852	$745,450	$344,849	—	—	$102,331	$2,226,867
Chief Financial Officer
David Wisniewski,	2020	$410,956	$188,973	$229,633	$105,029	—	—	$31,442	$966,033
Chief Financial Officer (interim) and Chief Accounting Officer
David Naemura,	2020	$130,493	—	—	—	—	—	$8,870	$139,363
Chief Financial Officer (former)	2019	$624,851	—	$1,029,035	$455,371	—	—	$89,871	$2,199,128
	2018	$609,423	—	—	—	$687,470	—	$110,023	$1,406,916
Roger Gaston,	2020	$432,385	$399,000	$469,713	$214,829	—	—	$37,467	$1,553,394
Chief Human Resources Officer
Grant Gawronski,	2020	$688,997	$634,196	$1,156,005	$528,715	—	—	$51,461	$3,059,374
Chief Commercial Officer	2019	$636,519	—	$1,152,394	$509,972	—	—	$74,818	$2,373,703
	2018	$503,846	—	—	$1,700,600	$455,096	—	$36,527	$2,696,069
Walt Lifsey,	2020	$690,706	$669,231	$1,158,882	$530,030	—	—	$56,884	$3,105,733
Chief Operating Officer	2019	$639,703	—	$1,155,267	$511,237	—	—	$83,436	$2,389,643
	2018	$607,640	—	—	—	$567,300	—	$96,532	$1,271,472

(1)
The amounts reported in the “Salary” column consist of base salary earned in Fiscal 2020. The following base salary increases were effective February 21, 2020: Mr. Jurek (from $1,000,000 to $1,030,000); Mr. Wisniewski (from $386,250 to $397,838); Mr. Gaston (from $400,000 to $420,000); Mr. Gawronski (from $645,000 to $667,575); and Mr. Lifsey (from $646,600 to $669,231). Mr. Mallard’s base salary was effective on his February 24, 2020 start date. Due to an extra pay period in 2020 (27 pay periods versus the normal 26 pay periods), the salary earned in Fiscal 2020 exceeded the actual annual base salary (other than for Mr. Mallard and Mr. Naemura). For Mr. Naemura, of the $130,493 base salary earned in Fiscal 2020, $45,914 was accrued vacation that the Company paid to him upon termination.

(2)
The amounts reported in the “Bonus” column consist of amounts paid to Named Executive Officers as a one-time special award, as more fully described in the “Elements of Compensation — 2020 One-Time Special Awards” section of this Proxy Statement. Additionally, the amount reported in this column for Mr. Mallard consists of his one-time special award and his sign-on bonus of $100,000 that was designed to replace certain compensation forfeited from his previous employer when he joined the Company on February 24, 2020.
(3)
The amounts reported in the “Stock Awards” and “Option Awards” columns for 2020 represent the grant date fair value of the time-based RSUs, PRSUs and time-based options granted under the 2018 Omnibus Incentive Plan calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 18, Share-Based Compensation, of the audited consolidated financial statements included in the Annual Report. Where the number of shares ultimately issued depends on a performance or market condition, the target number of awards is used for the purpose of the above table. With respect to the PRSUs, 50% vest subject to attainment of certain levels of Adjusted ROIC and 50% vest subject to attainment of a certain Relative TSR. The grant date fair value of the shares that vest according to Adjusted ROIC was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. As the shares that vest according to Relative TSR are subject to market conditions as defined under Topic 718 and are not subject to performance conditions as defined under Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table. Assuming the highest level of performance is achieved with respect to the Adjusted ROIC awards, the grant daet fair value of the stock awards would be: Mr. Jurek — $4,986,288; Mr. Mallard — $923,096; Mr. Wisniewski — $283,737; Mr. Naemura — $0; Mr. Gaston — $577,128; Mr. Gawronski — $1,428,367, and Mr. Lifsey — $1,431,924.

(4)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column include amounts earned by Named Executive Officers under the Annual Plan. The terms of the Annual Plan are described more fully above in the “Elements of Compensation — Annual Plan.” As described above, in 2020, there were no payouts to the Named Executive Officers under the Annual Plan.

(5)
The amounts reported in the “All Other Compensation” column for 2020 reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including the Named Executive Officers; (2) relocation benefits and a related gross-up; and (3) the cost of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan are described in the “2020 Nonqualified Deferred Compensation” section of this Proxy Statement. Please see the following table for further information on these components.

(6)
The narrative following the table below describes these components of All Other Compensation:

Name	Company Contributions to Gates MatchMaker 401(k)(a)	Company Contributions to Gates Executive Supplemental Retirement Benefit Plan(b)	Relocation(c)	Tax Gross-ups(d)	Other Benefits(e)	Total
I. Jurek	$17,100	$46,738	—	—	$21,029	$84,867
L. Mallard	$17,100	$10,823	$46,335	$19,701	$8,372	$102,331
D. Wisniewski	$17,100	$7,557	—	—	$6,785	$31,442
D. Naemura	$5,075	—	—	—	$3,795	$8,870
R. Gaston	$17,100	$8,843	—	—	$11,524	$37,467
G. Gawronski	$17,100	$24,240	—	—	$10,121	$51,461
W. Lifsey	$17,100	$24,342	—	—	$15,442	$56,884

(a)
Company Contributions to Gates MatchMaker 401(k) Plan.   Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including Named Executive Officers, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including Named Executive Officers, in an amount equal to 3% of eligible earnings, subject to Code limitations.

(b)
Company Contributions to the Supplemental Retirement Plan.   Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including the Named Executive Officers, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.

(c)
Relocation.   Gates provides relocation benefits to its newly hired executive officers, including Named Executive Officers, that include home finding assistance, home purchase assistance (including reimbursement of closing costs and limited inspection fees), home sale assistance (marketing and closing cost assistance), moving household goods and a lump sum for miscellaneous expenses. During Fiscal 2020, Mr. Mallard received relocation benefits of $46,335.

(d)
Tax Gross-Ups.   Gates provides a reimbursement for taxable moving expenses. During Fiscal 2020, Mr. Mallard received a tax gross-up of $19,701 in relation to those expenses.

(e)
Other Benefits.   Certain additional limited benefits are made available to executives, including the Named Executive Officers. The aggregate incremental cost of these benefits is included for each Named Executive Officer in the “All Other Compensation” column of the Summary Compensation Table, but the individual values for each item are not required to be disclosed under SEC rules because none of them exceeded the greater of $25,000 or 10% of the total amount of personal benefits for each Named Executive Officer. In general, these benefits include a parking subsidy (used by all Named Executive Officers except Mr. Gawronski), and tax preparation services (used by Mr. Jurek, Mr. Wisniewski and Mr. Gaston). Gates also makes available executive physicals to all Named Executive Officers except Mr. Wisniewski (used by Mr. Jurek and Mr. Gaston). Amounts reported also include the full value of the premiums paid by Gates with respect to the enhanced life, AD&D and long-term disability insurance benefits provided to the Named Executive Officers.

2020 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards to the Named Executive Officers (other than Mr. Naemura) in Fiscal 2020:
		Grant Date	Estimated Future Payouts under non-equity incentive plan awards ($)			Estimated Future Payouts under Equity incentive plan awards (#)			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Award Type		Threshold	Target	Max	Threshold	Target	Max
I. Jurek	Annual Plan(1)	—	$154,500	$1,545,000	—
	PRSU(2)	2/21/2020				1,839	183,928	367,856				$2,668,795
	RSU(3)	2/21/2020							91,964			$1,158,746
	Options(4)	2/21/2020								241,406	$12.60	$1,158,749

L. Mallard	Annual Plan(1)	—	$46,888	$468,875	—
	PRSU(2)	2/24/2020				302	30,212	60,424				$400,611
	RSU(3)	2/24/2020							29,323			$344,838
	Options(4)	2/24/2020								76,294	$11.76	$344,849

D. Wisniewski	Annual Plan(1)	—	$19,892	$198,919	—
	PRSU(2)	2/21/2020				85	8,588	17,176				$124,612
	RSU(3)	2/21/2020							8,335			$105,021
	Options(4)	2/21/2020								21,881	$12.60	$105,029

R. Gaston	Annual Plan(1)	—	$42,000	$420,000	—
	PRSU(2	2/21/2020				175	17,566	35,132				$254,883
	RSU(3)	2/21/2020							17,050			$214,830
	Options(4)	2/21/2020								44,756	$12.60	$214,829

G. Gawronski	Annual Plan(1)	—	$66,758	$667,575	—
	PRSU(2)	2/21/2020				432	43,232	86,464				$627,296
	RSU(3)	2/21/2020							41,961			$528,709
	Options(4)	2/21/2020								110,149	$12.60	$528,715

W. Lifsey	Annual Plan(1)	—	$66,923	$669,231	—
	PRSU(2)	2/21/2020				433	43,340	86,680				$628,863
	RSU(3)	2/21/2020							42,065			$530,019
	Options(4)	2/21/2020								110,423	$12.60	$530,030

(1)
Represents the cash-based award opportunity range under the Annual Plan, the terms of which are summarized under “Elements of Compensation — Annual Plan” above. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses each Named Executive Officer’s base salary as of December 31, 2020. The calculation was prorated for Mr. Mallard based on his February 24, 2020 start date. The actual cash-based award earned under the Annual Plan by each Named Executive Officer for 2020 was $0.

(2)
Represents the threshold, target and maximum payout shares of the PRSUs granted under the 2018 Omnibus Incentive Plan in 2020. Threshold payout of shares is calculated assuming an attainment of 0.1% above threshold for the Adjusted ROIC measure. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above. The grant date fair value of the PRSUs for the February 21, 2020 award (February 24, 2020 award for Mr. Mallard) was calculated in accordance with ASC Topic 718 based on target, the probable outcome of the performance conditions.

(3)
Represents RSUs granted in 2020 under the 2018 Omnibus Incentive Plan. The grant date fair value of the RSUs for the February 21, 2020 award (February 24, 2020 award for Mr. Mallard) was the closing price on the date of the grant.

(4)
Represents Options granted in 2020 under the 2018 Omnibus Incentive Plan. The grant date fair value of the Options for the February 21, 2020 award (February 24, 2020 award for Mr. Mallard) was calculated in accordance with ASC Topic 718 using a Black-Scholes valuation model.

Outstanding Equity Awards at January 2, 2021
The following table provides information regarding outstanding equity awards held by each Named Executive Officer (other than Mr. Naemura) as of January 2, 2021.
		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
I. Jurek	5/18/2015 Tier I(1)	1,017,239	—		$6.56	5/18/2025
	5/18/2015 Tier II			1,017,239	$6.56	5/18/2025
	5/18/2015 Tier III			1,017,239	$6.56	5/18/2025
	5/18/2015 Tier IV			1,017,239	$9.84	5/18/2025
	5/2/2017 Tier I(1)	81,297	54,199		$7.87	5/2/2027
	5/2/2017 Tier II			135,496	$7.87	5/2/2027
	5/2/2017 Tier III			135,496	$7.87	5/2/2027
	5/2/2017 Tier IV			135,496	$11.80	5/2/2027
	2/22/2019 Options(7)	84,040	168,082		$16.46	2/22/2029
	2/22/2019 Options(8)	—	796,460		$19.00	2/22/2029
	2/22/2019 RSU						60,146	$767,463
	2/22/2019 PRSU								24,167	$308,371
	2/21/2020 Options(9)	—	241,406		$12.60	2/21/2030
	2/21/2020 RSU						91,964	$1,173,461
	2/21/2020 PRSU								47,821	$610,196

L. Mallard	2/24/2020 Options(9)	—	76,294		$11.76	2/24/2030
	2/24/2020 RSU						29,323	$374,161
	2/24/2020 PRSU								7,855	$100,230

D. Wisniewski	4/9/2018 Options(10)	9,750	9,750		$16.54	4/9/2028
	4/9/2018 RSU						3,779	$48,220
	2/22/2019 Options(7)	5,409	10,821		$16.46	2/22/2029
	2/22/2019 RSU						3,872	$49,407
	2/22/2019 PRSU								1,555	$19,835
	2/21/2020 Options(9)	—	21,881		$12.60	2/21/2030
	2/21/2020 RSU						8,335	$106,355
	2/21/2020 PRSU								2,232	$28,480

R. Gaston	8/8/2016 Tier I(1)	54,198	13,550		$6.56	8/8/2026
	8/8/2016 Tier II			67,748	$6.56	8/8/2026
	8/8/2016 Tier III			67,748	$6.56	8/8/2026
	8/8/2016 Tier IV			67,748	$9.84	8/8/2026

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
	5/2/2017 Tier I(1)	31,596	21,065		$7.87	5/2/2027
	5/2/2017 Tier II			52,661	$7.87	5/2/2027
	5/2/2017 Tier III			52,661	$7.87	5/2/2027
	5/2/2017 Tier IV			52,661	$11.80	5/2/2027
	2/22/2019 Options(7)	11,578	23,158		$16.46	2/22/2029
	2/22/2019 RSU						8,287	$105,742
	2/22/2019 PRSU								3,329	$42,484
	2/21/2020 Options(9)	—	44,756		$12.60	2/21/2030
	2/21/2020 RSU						17,050	$217,558
	2/21/2020 PRSU								4,567	$58,269
G. Gawronski	3/9/2018 Options(10)	110,000	110,000		$17.72	3/9/2028
	2/22/2019 Options(7)	28,909	57,821		$16.46	2/22/2029
	2/22/2019 RSU						20,691	$264,017
	2/22/2019 PRSU								8,313	$106,068
	2/21/2020 Options(9)	—	110,149		$12.60	2/21/2030
	2/21/2020 RSU						41,961	$535,422
	2/21/2020 PRSU								11,240	$143,422
W. Lifsey	8/24/2015 Tier I(1)	250,668	—		$6.56	8/24/2025
	8/24/2015 Tier II			250,668	$6.56	8/24/2025
	8/24/2015 Tier III			250,668	$6.56	8/24/2025
	8/24/2015 Tier IV			250,668	$9.84	8/24/2025
	5/12/2016 Tier I(1)	67,748	16,937		$6.56	5/12/2026
	5/12/2016 Tier II			84,685	$6.56	5/12/2026
	5/12/2016 Tier III			84,685	$6.56	5/12/2026
	5/12/2016 Tier IV			84,685	$9.84	5/12/2026
	2/22/2019 Options(7)	28,981	57,964		$16.46	2/22/2029
	2/22/2019 RSU						20,742	$264,668
	2/22/2019 PRSU								8,334	$106,335
	2/21/2020 Options(9)	—	110,423		$12.60	2/21/2030
	2/21/2020 RSU						42,065	$536,749
	2/21/2020 PRSU								11,268	$143,780

(*)
The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.
(1)
Represents Tier I time-vesting stock options.

(2)
Represents Tier II, III and IV exit-vesting stock options.

(3)
The RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date, with the exception of the RSUs granted to Mr. Wisniewski on 4/9/2018, which vest in substantially equal annual installments on the first, second, third and fourth anniversaries of the grant date.

(4)
Reflects the aggregate market value of the unvested time-vesting RSUs, based on a price of $12.76 per ordinary share, which was the share price of the Company’s ordinary shares on December 31, 2020, the last trading day of Fiscal 2020.

(5)
The PRSUs vest upon completion of the three year performance period, with 50% subject to attainment of certain levels of Adjusted ROIC and 50% subject to attainment of Relative TSR. The amounts shown in this column represent threshold payout shares of the outstanding PRSUs assuming both an attainment of 0.1% above threshold for the Adjusted ROIC measure and a threshold 50% payout under the TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above.

(6)
Represent the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $12.76 per ordinary share, which was the share price of the Company’s ordinary shares on December 31, 2020, the last trading day of the Fiscal 2020.

(7)
Represents time-based stock options granted under the 2018 Omnibus Incentive Plan in 2019. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.

(8)
Represents premium- priced time-based stock options granted to the Chief Executive Officer under the 2018 Omnibus Incentive Plan in 2019. These premium-priced options vest equally on the third, fourth and fifth anniversary of the grant date.

(9)
Represents time-based stock options granted under the 2018 Omnibus Incentive Plan in 2020. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.

(10)
Represents time-vesting stock options granted to Mr. Gawronski and Mr. Wisniewski in 2018. The options vest ratably on each of the first four anniversaries of the grant date.

2020 Option Exercises and Stock Vested
The following table provides information regarding the Named Executive Officers’ option exercises and stock that vested during 2020.
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
I. Jurek	—	—	30,072	$378,907
L. Mallard	—	—	—	—
D. Wisniewski	—	—	3,824	$39,096(3)
D. Naemura	297,542	$1,874,505	—	—
R. Gaston	—	—	4,143	$52,202
G. Gawronski	—	—	35,776	$455,610(4)
W. Lifsey	—	—	10,370	$130,662

(1)
Based on an exercise price of $6.56 and a weighted average share price of $12.86 on the exercise date.

(2)
Based on a $12.60 share price, which was the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.

(3)
Reflects additional shares vested for Mr. Wisniewski based on a $7.79 share price, which was the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.

(4)
Reflects 25,432 and 10,344 additional shares vested for Mr. Gawronski based on a $12.79 and $12.60, respectively, share price, which was the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.

2020 Nonqualified Deferred Compensation
The Company offers to its executives, including all of the Named Executive Officers, the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of January 2, 2021, for those Named Executive Officers who were eligible to participate in this plan.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
I. Jurek	—	46,738	164,095	—	1,213,305
L. Mallard	—	10,823	—	—	10,823
D. Wisniewski	—	7,557	3,973	—	28,690
D. Naemura	—	—	10,330	(307,447)	—
R. Gaston	99,750	8,843	17,743	—	279,767
G. Gawronski	241,229	24,240	32,208	—	430,748
W. Lifsey	—	24,342	34,556	—	292,496

(1)
This column reflects 2020 base salary and/or Special Awards earned by the Named Executive Officers with respect to Fiscal 2020 that have been deferred on a voluntary basis. Mr. Gaston elected to defer 25% of his 2020 Special Award and Mr. Gawronski elected to defer 12% of his base salary and 25% of his 2020 Special Award. The amounts reported in this column are included in the 2020 Summary Compensation Table as either “Salary” or “Bonus” as appropriate.

(2)
This column contains contributions by us with respect to Fiscal 2020 under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under the Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a Retirement Contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2020 and paid in the first quarter of 2021. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)
Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)
Balances at the end of Fiscal 2020 consist of (1) executive contributions, which reflect salary, bonus or special award and equity compensation deferrals made by the Named Executive Officers over time, beginning when they first became eligible to participate in the Supplemental Retirement Plan, plus (2) the Company’s contributions, plus (3) earnings and losses credited on all deferrals, less (4) pre-retirement distributions, if any, taken by the Named Executive Officer since they began participating in the Supplemental Retirement Plan. Of the amounts reported in this column, $125,927, $48,097, and $55,620 were reported as compensation to Messrs. Jurek, Gawronski and Lifsey, respectively, in the Summary Compensation Table for 2019 and $161,596, $13,731 and $69,335 were reported as compensation to Messrs. Jurek, Gawronski and Lifsey for 2018.

Narrative to 2020 Nonqualified Deferred Compensation Table
The Company currently offers participation in the Supplemental Retirement Plan to specified U.S. employees including the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities: a Retirement Contribution and a Compensation Deferral Opportunity, as described under the heading “Other Aspects of the Company’s Compensation Programs  —  Retirement Benefits.”
These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan. Each Named Executive Officer who participates in the deferral feature of the Supplemental Retirement Plan is 100% vested in both elective deferrals and employer contributions at all times. The amounts deferred are credited to accounts selected by the Named Executive Officer that mirror the investment alternatives available in the Gates MatchMaker 401(k) Plan. Participants are permitted to select the investment alternatives in which they want their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to periodically change the investment elections for their accounts.
A Named Executive Officer’s vested account will commence to be paid at the earliest to occur of the following events: (1) the specified date elected by the participant (provided the date specified is at least two years from the end of the Supplemental Retirement Plan year in which the contribution to the Supplemental Retirement Plan is made); (2) the participant’s Disability (as defined in the Supplemental Retirement Plan); (3) the participant’s termination of employment; (4) the participant’s death; or (5) upon a Change in Control (as defined in the Supplemental Retirement Plan).
If the distribution is made on account of a termination of employment (other than death), the vested account will be distributed in accordance with the form of distribution as elected (as a single lump-sum or in annual installments over two, three, four or five years with the first installment made as soon as possible after the first day of the seventh month following the termination of employment). If a distribution is made on account of death, the participant’s vested account will be distributed to his or her beneficiary in a single lump-sum as soon as practicable following the participant’s death, regardless of the form of benefit elected, with the distribution made as soon as possible on the first day of the month following the payment event. If a distribution is made on account of a specified date or Change in Control, the distribution will be made or begin as soon as is reasonably practical, but in no event later than the last day of the calendar year that such event occurred.
Potential Payments upon a Termination or Change in Control
Severance and other benefits that are payable upon a termination of employment or upon a change in control under the Executive Severance Plan and Change in Control Plan are described below. The table following this narrative discussion summarizes the amounts that would have been payable upon termination or a change in control under certain circumstances to Named Executive Officers, assuming that their employment terminated on January 2, 2021.
Executive Severance Plan.   In connection with the IPO in 2018, the Company adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to its Named Executive Officers and other executive officers who are expected to make substantial contributions to its success and thereby provide for stability and continuity of operations. All of the Company’s Named Executive Officers participate in the Executive Severance Plan pursuant to individual participation agreements.
The Executive Severance Plan provides that, if the Company terminates the employment of a Named Executive Officer for any reason other than “cause”, death or disability, or if the Named Executive Officer voluntarily terminates as a result of “constructive termination,” then the Named Executive Officer will be entitled to receive:
•
salary continuation payments in an amount equal to (a) the sum of two times base salary and two times previous year bonus for Mr. Jurek, (b) two times base salary for Mr. Mallard, Mr. Gaston, Mr. Gawronski and Mr. Lifsey, or (c) one times base salary for Mr. Wisniewski, paid in substantially equal installments over a period of 24 months.

•
the Named Executive Officer’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), payable concurrently with cash bonus payments to other employees under the Annual Plan;

•
cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to (a) 30 months for Mr. Jurek, (b) 24 months for Mr. Mallard, Mr. Gaston, Mr. Gawronski and Mr. Lifsey, and (c) 12 months for Mr. Wisniewski.

•
reimbursement for reasonable outplacement services which are directly related to the Named Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.
The Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
Named Executive Officers are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the Named Executive Officer must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).
Executive Change in Control Plan.   In connection with the IPO in 2018, the Company adopted the Executive Change in Control Plan in which the Named Executive Officers, excluding Mr. Wisniewski, participate pursuant to individual participation agreements. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.
If a change in control occurs and the eligible Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that the individual would be entitled to receive:
•
a lump-sum payment in the amount of two and one-half times base salary plus target bonus amount (for Mr. Jurek) and one and one-half times base salary plus target bonus amount (for the other participating Named Executive Officers);

•
a lump-sum payment equal to the Named Executive Officer’s target annual bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year), plus any earned and unpaid bonus from the prior fiscal year.

•
cash payments in an amount equal to the total amount of the monthly insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which the Named Executive Officer participated in immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for Mr. Jurek and 24 months for each other participating Named Executive Officers; and

•
reimbursement for reasonable outplacement services which are directly related to the executive’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.
The Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the participating Named Executive Officer would be entitled to payment under the Executive Change in Control Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.
In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the participating Named Executive Officer must execute and not revoke a release of claims against the Company and continue to comply with confidentiality, non-compete and non-solicitation covenants during the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).
Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.
Annual Plan.   All of the Named Executive Officers participate in the Annual Plan, which provides that a participant has to be an employee at the time of a payout in order to receive a payout under the Annual Plan, except (i) in the case of death, Disability (as defined in the Annual Plan) or Retirement (as defined in the Annual Plan), (ii) if such payment is required by local law or individual employment agreement or (iii) at the discretion of the Gates Global Bonus Policy Review Committee, under the terms of a Company-approved severance arrangement (referred to as “Termination with Severance”). In the case of death, Disability or Retirement, any bonus payout, if applicable, would have been calculated based on the target achievement of annual financial performance targets (without the adjustment for an individual performance factor), and prorated to reflect the number of full months worked the participant worked for the Company in the year of such termination. In the case of Termination with Severance, the bonus payout would have been calculated in accordance with the Executive Severance and Change in Control Plans, as applicable.
Retirement Benefits.   The Supplemental Retirement Plan that is made available to all Named Executive Officers has payment provisions relating to the termination of employment with the Company and a Change in Control (as defined in the Supplemental Retirement Plan), which are described more fully above under “Nonqualified Deferred Compensation for Fiscal 2020.”
Long-Term Incentive Awards
Pre-IPO Option Grants.   The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan (the “2014 Incentive Plan”) in connection with the Company’s initial public offering in January 2018. No new awards have been granted under this plan since 2017. Of the Company’s Named Executive Officers, Mr. Jurek, Mr. Gaston, and Mr. Lifsey were issued options pursuant to the 2014 Incentive Plan. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to the Company on the vesting date. Tier II, III and IV options vest on Blackstone’s achievement of specified investment returns at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to the Company on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.
Additionally, for Mr. Jurek and Mr. Lifsey, vesting of one additional “tranche” of the Tier I time-vesting options will accelerate upon termination of employment by (i) the Company without Cause, (ii) the participant for Good Reason, or (iii) death or Disability ((i) – (iii) collectively referred to as a “Good Leaver Termination”). In addition, for all Named Executive Officers with options granted prior to May 2017, with respect to the Tier II, III and IV exit-vesting options, if there is a separation from service due to a Good Leaver Termination prior to July 3, 2022, then a percentage of such options equal to the “Specified Portion” listed below will remain outstanding and eligible to vest for a period ending on the earlier of  (x) the date that is 24 months following the date of termination or (y) July 3, 2022.
Date of Good Leaver Termination	Specified Portion (Jurek and Lifsey)	Specified Portion (Gaston)
Prior to the first anniversary of the date of grant/vesting reference date	20%	0%
On or after the first anniversary of the date of grant/vesting reference date and prior to the second anniversary of the date of grant/vesting reference date	40%	20%
On or after the second anniversary of the date of grant/vesting reference date and prior to the third anniversary of the date of grant/vesting reference date	60%	40%
On or after the third anniversary of the date of grant/vesting reference date and prior to the fourth anniversary of the date of grant/vesting reference date	80%	60%
On or after the fourth anniversary of the date of grant/vesting reference date and prior to the fifth anniversary of the date of grant/vesting reference date	100%	80%
On or after the fifth anniversary of the date of grant/vesting reference date		100%
In addition, for options granted prior to May 2017, if the participant retires on or after the third anniversary of the vesting commencement date, is at least age 62 and has completed three years of service, then the Board may, in its discretion, treat such retirement as a Good Leaver Termination with respect to Tiers II, III and IV.
For all option awards under the 2014 Incentive Plan, upon a “Change in Control” (as such term is defined in the 2014 Incentive Plan) during the participant’s employment, all unvested Tier I time-vesting options will accelerate and become fully vested. The Tier II, III and IV exit-vesting options do not automatically become fully vested in connection with a Change in Control; however, all or a portion of the Tier II, III and IV exit-vesting options may become vested to the extent a Change in Control occurs prior to July 3, 2022, which results in the applicable vesting conditions being met. If not, then the Tier II, III and IV exit-vesting options would remain outstanding and eligible to vest until July 3, 2022, or until Blackstone ceases to own any of the Company’s ordinary shares.
2018 Omnibus Incentive Plan — Outstanding Equity Awards
Options.   With respect to the Options granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for “cause” (as defined under the 2018 Omnibus Incentive Plan), all outstanding vested and unvested Options will immediately terminate and expire. In the event of a termination for death or disability, all outstanding unvested Options shall vest and all outstanding vested Options shall remain exercisable for one year thereafter. In the event of a termination for any other reason, including a voluntary termination, all outstanding unvested Options shall immediately terminate and expire, and all outstanding vested Options shall remain exercisable for 60 days after such termination (or, if such termination occurs during or up to seven days before a blackout under the Company’s Trading Policy, then 30 days after such blackout period ends). In the event of a “Change in Control” as defined in the 2018 Omnibus Incentive Plan,

Options awarded in 2018 and 2019 will vest immediately. The Options granted in 2020 and thereafter require both a Change in Control and a termination of the executive by the Company without Cause (as defined in the 2018 Omnibus Incentive Plan), by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability for accelerated vesting.
RSUs and PRSUs.   With respect to RSUs and PRSUs granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for any reason other than death or disability prior to the vesting of the RSUs and PRSUs, all unvested RSUs and PRSUs shall be forfeited. In the event of termination for death or disability, RSUs will fully vest and PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. In the event of a “Change in Control” (as defined in the 2018 Omnibus Incentive Plan), RSUs granted in 2018 and 2019 will vest immediately and PRSUs will be earned based on the Company’s Relative TSR performance as measured through the date of the change in control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee, with 50% of the earned PRSUs vesting on the date of the Change in Control and the remaining 50% of the earned PRSUs vesting on the first anniversary of the date of the Change in Control; provided that, the remaining 50% will vest immediately upon a termination by the Company without Cause (as defined in the 2018 Omnibus Incentive Plan). Additionally, a target number of PRSUs will be earned if a Change in Control occurs within the first six months of the performance period, with the earned PRSUs vesting as set forth in the preceding sentence. A target number of PRSUs will vest on the date of such Change in Control if the PRSUs are not continued, converted, assumed or replaced by the Company, any of its subsidiaries or a successor entity thereto. RSUs granted in 2020 and thereafter require both a Change in Control and a termination of the executive by the Company without Cause (as defined in the 2018 Omnibus Incentive Plan), by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a termination for death or disability, for accelerated vesting.
Payments and Benefits Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to the Named Executive Officers (other than Mr. Naemura) assuming an eligible termination (as described above under “Summary of Potential Payments”) of their employment on the last business day of Fiscal 2020. Mr. Naemura is not included in this table as he voluntarily resigned from his role effective January 31, 2020 and did not receive any payments upon termination.
The amounts shown in the table below do not include:
•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the Named Executive Officers; or

•
distributions of previously vested plan balances under the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan (see the “2019 Nonqualified Deferred Compensation” section above for information about the Supplemental Retirement Plan).

•
Payments related to any accidental death and dismemberment and long-term disability insurance any Named Executive Officers holds.

	I. Jurek	L. Mallard	D. Wisniewski	R. Gaston	G. Gawronski	W. Lifsey
Termination – Disability or Death
Cash Severance Payments(1)	$79,231	$42,308	$30,603	$32,308	$51,352	$51,479
Equity Awards(2)	$5,645,056	$835,961	$393,396	$905,026	$1,776,692	$1,886,122
Total	$5,724,287	$878,269	$423,999	$937,334	$1,828,044	$1,937,601
Termination – By the Company without Cause
Cash Severance Payments(3)	$2,139,231	$1,142,308	$428,441	$872,308	$1,386,502	$1,389,941
Health Plan Continuation(4)	$25,503	$21,024	$12,752	$25,503	$25,503	$14,510
Outplacement(5)	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
Equity Awards(2)	$132,519	$0	$0	$187,018	$0	$105,009
Total	$2,305,253	$1,171,332	$449,193	$1,092,829	$1,420,005	$1,517,460
Change in Control – (with Termination)
Cash Severance Payments(6)	$8,061,731	$2,039,439	$826,279	$1,712,308	$2,721,652	$2,728,403
Health Plan Continuation(4)	$82,510	$0	$0	$0	$62,605	$62,098
Outplacement(5)	$8,000	$8,000	$8,000	$8,000	$8,000	$8,000
Equity Awards(2)	$5,777,570	$835,961	$393,396	$905,026	$1,776,692	$1,886,122
Total	$13,929,811	$2,883,400	$1,227,675	$2,625,334	$4,568,949	$4,684,623
Change in Control – (without Termination)
Equity Awards(2)	$4,565,485	$385,505	$283,540	$680,307	$1,223,646	$1,331,705
Total	$4,565,485	$385,505	$283,540	$680,307	$1,223,646	$1,331,705

(1)
Cash Severance Payments (Death or Disability): Amounts reported reflect accrued vacation pay.

(2)
Equity Awards: For Mr. Jurek and Mr. Lifsey, if the executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or as a result of death or Disability, then vesting of one additional “tranche” of the Tier I time-vesting options will accelerate. In the event of a Change in Control, all such unvested Tier I time-vesting options will accelerate and become fully vested. For options granted pursuant to the 2018 Omnibus Incentive Plan, if the Named Executive Officer’s employment is terminated as a result of death or disability, all outstanding unvested options will accelerate and become exercisable and all RSUs will vest. For the options granted in 2018 and 2019, in the event of a Change in Control, all such unvested options will accelerate and become exercisable. For the options granted in 2020, all unvested options will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive Termination (as defined in the Executive Change in Control Plan) or a as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (without Termination)” reflect the “spread” value for the Tier I time-vesting options granted prior to Fiscal 2017 and the time-vesting options granted in 2018 and 2019 and the amounts reported in “Change in Control — (with Termination)” also includes the “spread” value for the options granted in 2020, in each case representing the difference between the closing stock price of Gates’ ordinary shares on January 2, 2021 and the applicable exercise price, unless the stock option exercise price is higher than the close price, in which case the stock options were not assigned a value. Amounts reported assume that Tier II, III and IV exit-vesting options do not vest upon a Change in Control. With respect to all RSUs, in the event of the executive’s termination for death or disability, all unvested RSUs will accelerate. For the RSUs granted in 2018 and 2019, in the event of a Change in Control during the executive’s employment, all unvested RSUs will accelerate. For the RSUs granted in 2020, all unvested RSUs will accelerate if the executive’s employment is terminated by the Company without Cause, by the executive by reason of Constructive

Termination (as defined in the Executive Change in Control Plan) or a as a result of death or disability, in each case, following a Change in Control. The amounts reported in “Change in Control — (with Termination)” reflect the value of unvested RSUs based on the closing price of Gates’ ordinary shares on January 2, 2021 and the amounts reported in “Change in Control — (without Termination)” reflect the value of unvested RSUs granted in 2018 and 2019 based on the closing price of Gates’ ordinary shares on January 2, 2021. In the event of termination for death or disability, the amount reported for PRSUs is calculated at target. Upon a Change in Control, the amount reported is calculated at target and assumes that the PRSUs are not continued, converted, assumed or replaced by the Company or successor entity.
(3)
Cash Severance Payments (Termination without Cause): For Mr. Jurek, the amount reported reflects the sum of  (a) the Fiscal 2020 Annual Plan bonus payment (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, (b) two times Mr. Jurek’s (x) then-current base salary and (y) the actual Fiscal 2020 Annual Plan bonus payment, which would be paid in substantially equal installments over a period of 24 months for Mr. Jurek, and (c) accrued vacation pay. For the remaining Named Executive Officers, the amount reported is the sum of  (a) the Fiscal 2020 Annual Plan bonus (without an adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, (b) two times his then-current base salary for Messrs. Mallard, Gawronski, Gaston and Lifsey and one time his then-current base salary for Mr. Wisniewski, which would be paid in substantially equal installments over a period of 24 months for Messrs. Mallard, Gawronski, Gaston and Lifsey and 12 months for Mr. Wisniewski, and (c) accrued vacation pay.

(4)
Health Plan Continuation: The amounts reported in “Termination — By the Company without Cause” represent cash payments in an amount equal to the estimated total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to termination for a period of (i) 24 months for Mr. Jurek, Mr. Mallard, Mr. Gaston, Mr. Gawronski and Mr. Lifsey and (ii) 12 months for Mr. Wisniewski. The amounts reported in “Change-in-Control — (with Termination)” represent cash payments in an amount equal to the estimated total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance programs in which the Named Executive Officer participated immediately prior to termination for a period of (i) 30 months for Mr. Jurek, (ii), 24 months for Mr. Mallard, Mr. Gaston, Mr. Gawronski and Mr. Lifsey, and (iii) 12 months for Mr. Wisniewski.

(5)
Outplacement: Amounts reported represent costs of outplacement services for a six-month period for each Named Executive Officer based on rates in effect as of January 2, 2021.

(6)
Cash Severance Payments (Change in Control):  The amounts reported reflect the sum of (a) (i) For Mr. Jurek, two and one-half times, (ii) For Mr. Mallard, Mr. Gaston, Mr. Gawronski and Mr. Lifsey, one-half times, (iii) For Mr. Wisniewski, one time, both the executive’s then-current base salary and the Fiscal 2020 Annual Plan target bonus, (b) the Fiscal 2020 Annual Plan target bonus, the total of which would be paid in a lump sum no later than the 60th day following the termination date, and (c) accrued vacation pay for all Named Executive Officers (other than for Mr. Wisinewski who does not participate in the Executive Change in Control Plan and the amounts reported reflect the amounts payable pursuant to the Executive Severance Plan) as set forth in Note 3 above). The Executive Change in Control Plan provides that if the executive is subject to an excise tax under Code Section 280G and Code Section 4999 then the amount of severance the executive receives may be reduced so that the excise tax does not apply, however, such reduction will only occur if the receipt of a greater after-tax severance than would otherwise be provided. For purposes of the above disclosure, the Company assumed the executive’s severance amounts will not be reduced.

Equity Compensation Plan Information
The following table summarizes the Company’s equity compensation plan information as of January 2, 2021:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity compensation plans approved by security holders	20,020,969(1)	$9.30(2)	10,098,809(3)

(1)
Consists of 20,020,969 shares of the Company’s common stock issuable upon the exercise of 17,865,409 outstanding stock options or vesting of 2,155,560 outstanding restricted stock units awarded under the Company’s 2014 Incentive Plan, 2015 Non-Employee Director Incentive Plan or 2018 Omnibus Incentive Plan, and excludes any cash-settled stock appreciation rights.

(2)
Excludes shares issuable upon the vesting of restricted stock units which are included in the first column of this table for which there is no exercise price.

(3)
The Company’s 2018 Omnibus Incentive Plan provides that the total number of ordinary shares that may be issued under the 2018 Omnibus Incentive Plan is 12,500,000 (the “Absolute Share Limit”); provided, however, that the Absolute Share Limit shall be increased on the first day of each fiscal year beginning with the 2019 fiscal year in an amount equal to the least of  (x) 6,500,000 ordinary shares, (y) 2.5% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of ordinary shares as determined by the Board. The 2018 Omnibus Incentive Plan, which was approved on January 17, 2018, replaced the 2014 Incentive Plan and 2015 Non-Employee Director Incentive Plan with respect to prospective equity grants.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors unanimously recommends that shareholders vote “FOR” the advisory approval of the compensation of Gates’ Named Executive Officers.
What am I voting on?
Under Dodd-Frank and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of its Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules, commonly known as “say-on-pay.”
As discussed in the Compensation Discussion and Analysis, the Company’s executive compensation program is designed to enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance, and accordingly the Company employs performance metrics tied to its strategy to encourage performance that creates long-term value. The Company’s Compensation Committee oversees its executive compensation program and maintains a focus on paying its executive officers for performance, not only through the use of performance metrics tied to Company strategy, but also by using a mix of compensation elements that emphasizes pay that varies based on the Company’s performance.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.
Is this vote binding on the Board?
As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive compensation program.

DIRECTOR COMPENSATION
Director Compensation
The Company’s employee director and Sponsor-affiliated directors receive no additional compensation for serving on the Board. As such, only directors James Ireland, Terry Klebe, Stephanie Mains, Wilson Neely and Molly Zhang received compensation for the year ended January 2, 2021.
Every two years, the Board reviews and approves the non-employee director compensation based on the recommendation of the Compensation Committee. In making a recommendation, the Compensation Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation peer group, as well as a general industry group consisting of comparably sized general industry companies (excluding financial services) with median revenues of approximately the Company’s size. The Board last reviewed and approved non-employee director compensation in 2019.
In 2020, eligible directors received an annual compensation package of $225,000, consisting of  $100,000 as an annual cash retainer (payable in quarterly installments in arrears) and $125,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date. The chairpersons of the following committees are entitled to receive the additional annual cash retainers (payable in quarterly installments in arrears) listed below; however, in 2020 the chairpersons of the Company’s Compensation Committee and Nominating and Governance Committee were each Sponsor-affiliated directors and thus did not receive this additional cash retainer.
Role	Annual Cash Retainers Chair
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$10,000
Chair, Nominating and Governance Committee	$10,000
The Company reimburses all directors for expenses associated with each meeting attended. Under the Supplemental Retirement Plan, directors may also elect to defer 20% to 100% of their annual cash retainer and any committee chair fees, if applicable, as well as 100% of their annual RSU grant.
Director Stock Ownership Guidelines
To better align the financial interest of its non-employee, non-Sponsor affiliated directors with its shareholders, the Company requires such directors to own a minimum level of shares. Each of the Company’s non-employee, non-Sponsor affiliated directors is required to own stock in an amount equal to four times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. As of the Company’s annual measurement date of February 1, 2020, all of its non-employee, non-Sponsor affiliated directors either met the applicable ownership guidelines or were in compliance with the equity retention mandate.
Director Compensation Table
The following table provides summary information concerning the compensation of the Company’s directors, other than the employee director, who served during Fiscal 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
J. Ireland	$100,000	$124,992	—	$224,992
T. Klebe	$125,000(4)	$124,992	—	$249,992
S. Mains	$100,000	$124,992	—	$224,992
W. Neely	$74,176	$124,999	—	$199,175

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
M. Zhang	$49,176	$124,994	—	$174,170
D. Calhoun	—	—	—	—
J. Kahr	—	—	—	—
N. Simpkins	—	—	—	—

(1)
Represents director fees earned during Fiscal 2020. Directors who served on the Board for a portion of the fiscal year received a pro-rated amount of the annual cash retainer.

(2)
The amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal 2020 calculated in accordance with Topic 718. As of January 2, 2021, the aggregate number of unvested RSUs held by the Company’s directors was as follows: Mr. Ireland (9,920), Mr. Klebe (9,920) and Ms. Mains (9,920), all which vested on February 21, 2021; Mr. Neely (17,857), which will vest on April 1, 2021; and Ms. Zhang (12,664), which will vest on July 1, 2021. Mr. Klebe and Ms. Zhang elected to defer their shares pursuant to the Supplemental Retirement Plan.

(3)
The Company has not granted options to non-employee directors since 2016. As of January 2, 2021, the aggregate number of options outstanding for Mr. Klebe was 76,293. Of the 76,293 options granted to Mr. Klebe, 61,034 are vested, with the remaining options vesting on the fifth anniversary of the grant date, which was May 12, 2016.

(4)
Represents the annual cash retainer of  $100,000 plus an additional $25,000 for Mr. Klebe’s service as chair of the Audit Committee. Mr. Klebe elected to defer $100,000 of the fees earned in cash pursuant to the Supplemental Retirement Plan.

PROPOSAL 3: ADVISORY VOTE ON DIRECTORS’ REMUNERATION REPORT
The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the Directors’ Remuneration Report contained in Appendix A of this Proxy Statement.
What am I voting on?
The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and accordingly, in compliance with the Companies Act, the Company is providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report.
This proposal is similar to proposal 2 regarding the advisory vote to approve the compensation of the Company’s Named Executive Officers. However, the Directors’ Remuneration Report is concerned solely with the remuneration of the Company’s management and non-management directors and is required under the Companies Act.
The Company encourages shareholders to read the Directors’ Remuneration Report set forth in Appendix A to this Proxy Statement, which describes in detail how its compensation policies and procedures operate and are designed to achieve its compensation objectives for its management director, and to attract and retain high-quality non-management directors. The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.
Is this vote binding on the Board?
As this vote is advisory, the result will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s management director and non-management director compensation programs. If the advisory resolution on the Directors’ Remuneration Report is not passed, the Directors’ Remuneration Policy must be put up for re-approval at the Company’s next annual general meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Disclosure of Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Deloitte & Touche LLP and its affiliates, all of which were pre-approved by the Audit Committee pursuant to the policy described below, related to the audit of the Company’s consolidated financial statements and other services in 2020 and 2019.
(dollars in millions)	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$4.9	$4.4
Audit-Related Fees(2)	0.1	0.3
Tax Fees(3)	0.2	0.3
All Other Fees(4)	—	0.1
Total	$5.2	$5.1

(1)
Includes the audit and review of the Company’s financial statements and various statutory audits in several countries outside the United States.

(2)
Includes other attestation engagements unrelated to the Company’s financial statements and accounting consultations.

(3)
Includes tax compliance, tax planning and tax advice.

(4)
Includes financial due diligence related to acquisitions and potential acquisitions.

Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit Committee has reviewed the nature of non-audit services provided by Deloitte & Touche LLP and its affiliates and has concluded that these services are compatible with maintaining the firm’s ability to serve as the Company’s independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
The Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. On an ongoing basis, the Company’s management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Deloitte & Touche LLP or its affiliates. On a periodic basis, the Company’s management reports to the Audit Committee regarding specific engagements undertaken under the pre-approved services. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022.
What am I voting on?
The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022. The Board has proposed that shareholders ratify this appointment at the AGM. If shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment, but is not obligated to appoint another independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be present at the AGM, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.

PROPOSAL 5: REAPPOINTMENT OF DELOITTE LLP AS THE COMPANY’S U.K. STATUTORY AUDITOR UNDER THE COMPANIES ACT
The Board of Directors unanimously recommends that shareholders vote “FOR” the reappointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company.
What am I voting on?
Under the Companies Act, the Company’s U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Deloitte LLP has served as the Company’s statutory auditor since its registration as a public limited company in September 2017. If the shareholders do not re-appoint Deloitte LLP, the Board may appoint an auditor to fill the vacancy.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.

PROPOSAL 6: AUTHORIZING THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE COMPANY’S U.K. STATUTORY AUDITOR’S REMUNERATION
The Board of Directors unanimously recommends that shareholders vote “FOR” the authorization of the Board to determine the Company’s U.K. statutory auditor’s remuneration.
What am I voting on?
Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize its Board to determine Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor for the year ending January 1, 2022. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2021 Annual General Meeting” in this Proxy Statement.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
The Company’s Board of Directors has adopted a written Related-Person Transactions Policy. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Company’s Chief Legal Officer any “related person transaction” (defined as any transaction that it is anticipated would be reportable by the Company under Item 404(a) of Regulation S-K, in which the Company was, is or will be a participant, the amount of which exceeds $120,000, and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Company’s Chief Legal Officer will then promptly communicate that information to the Company’s Board. No related-person transaction will be executed without the approval or ratification of the Company’s Board or a duly authorized committee of the Board. It is the Company’s policy that any director interested in a related-person transaction will recuse himself or herself from any vote on a related person transaction in which he or she has an interest.
Shareholders Agreement
In connection with the pre-IPO reorganization transactions and the IPO, the Company entered into a shareholders agreement with its Sponsor, Blackstone. The shareholders agreement requires the Company to nominate a number of individuals designated by its Sponsor for election as directors at any meeting of shareholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of the Company will be equal to: (i) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 50% of the Company’s ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising the Board; (ii) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising the Board; (iii) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising the Board; (iv) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising the Board; and (v) if the Company’s pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of the ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising the Board. In the case of a vacancy on the Company’s board created by the removal or resignation of a Sponsor Director, the shareholders agreement requires the Company to nominate an individual designated by its Sponsor for election to fill the vacancy. The above-described provisions of the shareholders agreement will remain in effect until the Sponsor is no longer entitled to nominate a Sponsor Director pursuant to the shareholders agreement, unless the Sponsor requests that it terminate at an earlier date.
The shareholders agreement also provides that, to the fullest extent permitted by law, the Company renounce any interest or expectancy that it has in, or right to be offered an opportunity to participate in, specified business opportunities that may be presented from time to time to the Sponsor or to members of the Board of Directors who are not employees.
Registration Rights Agreement
In connection with the IPO, the Company entered into a registration rights agreement to provide to its Sponsor an unlimited number of  “demand” registration rights. The registration rights agreement also provides the Sponsor customary “piggyback” registration rights and provides that the Company will pay certain expenses relating to such registrations and indemnify its Sponsor against certain liabilities which may arise under the Securities Act.

Monitoring Fee and Support and Services Agreements
In connection with the acquisition in July 2014 of the entire equity interest in Pinafore Holdings B.V. for $5.4 billion by investment funds managed by Blackstone (the “Acquisition”), Omaha Topco Limited (“Omaha Topco”) entered into a Transaction and Monitoring Fee Agreement (the “Former Transaction and Monitoring Fee Agreement”) with Blackstone Management Partners L.L.C. (“BMP”) and Blackstone Tactical Opportunities Advisors L.L.C., affiliates of the Sponsor (the “Managers”). Under the Former Transaction and Monitoring Fee Agreement, Omaha Topco paid the Managers, at the closing of the Acquisition, $56.8 million as a transaction fee as consideration for the Managers undertaking due diligence investigations and financial and structural analysis, providing corporate strategy and other advice, and providing negotiation assistance in connection with the Acquisition. In addition, Omaha Topco and certain of its direct and indirect subsidiaries (collectively the “Monitoring Service Recipients”) reimbursed the Managers for any out-of-pocket expenses incurred by the Managers and their affiliates.
In addition, under the Former Transaction and Monitoring Fee Agreement, the Monitoring Service Recipients engaged the Managers to provide certain monitoring, advisory and consulting services in the following areas:
•
advice regarding financings and relationships with lenders and bankers;

•
advice regarding the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers and other advisors or consultants;

•
advice regarding environmental, social and governance issues;

•
advice regarding the strategic direction of the Company’s business; and

•
such other advice directly related to or ancillary to the above advisory services as the Company may have reasonably requested.

In consideration for these oversight services, the Monitoring Service Recipients paid the Managers a monitoring fee at the closing of the Acquisition and have paid, at the beginning of each subsequent fiscal year, a monitoring fee equal to 1% of a covenant EBITDA measure as defined in accordance with the agreements governing the Company’s senior secured credit facilities. The Former Transaction and Monitoring Fee Agreement also contemplated that the Monitoring Service Recipients would pay to the Managers a milestone payment upon the consummation of an initial public offering. In addition, the Monitoring Service Recipients agreed to reimburse the Managers for any related out-of-pocket expenses incurred by the Managers and their affiliates.
In connection with the IPO, Omaha Topco and the Managers terminated the Former Transaction and Monitoring Fee Agreement and the Company entered into a new Monitoring Fee Agreement (the “New Monitoring Fee Agreement”) with the Managers that was substantially similar to the Former Transaction and Monitoring Fee Agreement, except that the New Monitoring Fee Agreement did not require the payment of a milestone payment in connection with an initial public offering, and the monitoring fee payment obligations under the New Monitoring Fee Agreement terminated as of January 29, 2020, the second anniversary of the closing date of the initial public offering. During the year ended January 2, 2021, the Company incurred $1.9 million in respect of these oversight services and out-of-pocket expenses, of which there was no amount owing at January 2, 2021.
In addition, in connection with the Acquisition, Omaha Topco entered into a Support and Services Agreement (the “Former Support and Services Agreement”) with BMP. Under the Former Support and Services Agreement, Omaha Topco and certain of its direct and indirect subsidiaries reimbursed BMP and its affiliates for expenses related to support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s portfolio companies, as well as healthcare-related services provided by Blackstone’s Equity Healthcare group and Blackstone’s group purchasing program. In connection with the IPO, Omaha Topco and BMP terminated the Former Support and Services Agreement and the Company entered into a new Support and Services Agreement with the Managers that is substantially similar to the Former Support and Services Agreement, except that it terminates on the date the Sponsor beneficially owns less than 5% of the Company’s ordinary shares and such shares have a fair market value of less than $25 million, or such earlier date as may be chosen by the Sponsor. During the year ended January 2, 2021, the Company did not incur or pay any amounts under this agreement.
Commercial Transactions with Sponsor Portfolio Companies
The Company’s Sponsor and its affiliates have ownership interests in a broad range of companies. The Company has entered, and may in the future enter, into commercial transactions in the ordinary course of its business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements was material to the Company in Fiscal 2020.
Indemnification Agreements
The Company is party to indemnification agreements with its directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify the directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust, which would be rendered void under the Companies Act.
There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Board of Directors of the Company submits the following report:
Audit Committee Report to Shareholders
The Audit Committee of the Board of Directors of the Company is comprised of four non-employee directors: Mr. Klebe, Mr. Ireland, Ms. Mains and Ms. Zhang. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines, are financially literate as defined by the NYSE, and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board of Directors with its oversight responsibilities as they relate to:
•
the quality and integrity of the Company’s financial statements;

•
the effectiveness of the Company’s internal controls over financial reporting;

•
the Company’s compliance with legal and regulatory requirements;

•
the independent auditor’s qualifications, performance and independence; and

•
the performance of the Company’s internal audit function.

The Audit Committee also has responsibility for preparing this report, which must be included in the Company’s Proxy Statement, and appointing and retaining the Company’s independent auditor. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:
•
Advance review of all audit and legally permitted non-audit services to be provided by the Company’s independent auditor. This task includes sole approval authority for the fees and terms of the auditor’s engagement.

•
Review of the Company’s audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor’s judgment of the quality of the Company’s accounting principles, the results of management’s and the independent auditor’s procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.

•
At least an annual evaluation of the independent auditor’s qualifications, performance and independence. The Audit Committee established a process for evaluating the Company’s independent auditor that includes obtaining an annual assessment from the Company’s management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communications and interactions with the independent auditor over the course of the year and the results of any Public Company Accounting Oversight Board (United States) (“PCAOB”) inspections, and conducts a review of the independent auditor’s internal quality control procedures.

•
Periodic reviews of the Company’s earnings press releases and guidance provided to investors and rating agencies.

•
Periodic reviews of the adequacy and effectiveness of the Company’s accounting and internal control policies, procedures and disclosures.

•
Periodic reviews of the Company’s guidelines and policies for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

Management is responsible for the Company’s internal controls and its financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statement and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB, and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed, with both management and Deloitte & Touche LLP, the audited financial statements of the Company. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP the independent registered public accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 filed with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Terry Klebe, Chair
James W. Ireland, III
Stephanie K. Mains
Molly P. Zhang

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 15, 2021, with respect to the number of ordinary shares owned by (a) each director and nominee for director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers and nominees as a group and (d) each shareholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name, and the address of each beneficial owner is 1144 Fifteenth Street, Denver, Colorado 80202.
	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	%
5% or greater shareholders:
Blackstone(1)	221,087,590	75.8%
Directors and named executive officers:
James W. Ireland, III(2)	22,435	*
Ivo Jurek(3)	1,617,109	*
Julia C. Kahr(4)	—	*
Terry Klebe(2)(5)	133,681	*
Stephanie K. Mains(2)	16,119	*
Wilson S. Neely(2)	17,845	*
Neil P. Simpkins(6)	—	*
Alicia Tillman(2)	—	*
Molly P. Zhang(2)	—	*
Roger Gaston(7)	157,742	*
Grant Gawronski(8)	367,230	*
Walt Lifsey(9)	530,800	*
L. Brooks Mallard(10)	32,202	*
David H. Naemura	—	*
David Wisniewski(11)	41,147	*
Directors and executive officers as a group (17 persons)(12)	3,113,281	*

*
Represents less than 1%.

(1)
Reflects 100,580,217 ordinary shares represented by depositary receipts directly held by Blackstone Capital Partners (Cayman) VI L.P.; 333,013 ordinary shares represented by depositary receipts directly held by Blackstone Family Investment Partnership (Cayman) VI  —  ESC L.P.; 97,257,607 ordinary shares represented by depositary receipts directly held by Blackstone GTS Co-Invest L.P.; 20,514,545 ordinary shares represented by depositary receipts directly held by BTO Omaha Holdings L.P.; and 2,402,208 ordinary shares directly held by Omaha Aggregator (Cayman) L.P. (together, the “Blackstone Funds”).

The general partner of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone GTS Co-Invest L.P. and Omaha Aggregator (Cayman) L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.
The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.

Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C., and the controlling shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.). The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(2)
Does not include unvested time-based RSUs held by non-employee directors in connection with their service as directors.

(3)
Includes (i) 1,374,186 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 242,923 ordinary shares owned by Mr. Jurek.

(4)
Ms. Kahr is a Senior Managing Director of The Blackstone Group. Ms. Kahr disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.

(5)
Includes (i) 76,293 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 57,388 ordinary shares owned by Mr. Klebe. Does not include 21,469 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

(6)
Mr. Simpkins is a Senior Managing Director of The Blackstone Group. Mr. Simpkins disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.

(7)
Includes (i) 134,403 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 23,339 ordinary shares owned by Mr. Gaston.

(8)
Includes (i) 259,536 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 107,694 ordinary shares owned by Mr. Gawronski.

(9)
Includes (i) 430,124 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 100,676 ordinary shares owned by Mr. Lifsey.

(10)
Includes (i) 25,431 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 6,771 ordinary shares owned by Mr. Mallard.

(11)
Includes (i) 32,739 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) 8,048 ordinary shares owned by Mr. Wisniewski.

(12)
Shares shown as beneficially owned by directors and executive officers as a group reflect: (i) 2,486,178 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days, and (ii) and 627,103 ordinary shares owned. Does not include 21,469 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

SHAREHOLDER PROPOSALS
Shareholders wishing to include proposals in the proxy materials in relation to the Company’s AGM to be held in 2022 must submit the same in writing, by mail, first-class postage pre-paid, to Gates Industrial Corporation plc, 1144 Fifteenth Street, Denver, CO 80202, Attention: Chief Legal Officer, which must be received at the Company’s executive office on or before December 28, 2021. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals.
Shareholders who intend to present a proposal at the 2022 annual general meeting, without including such proposal in the Company’s proxy statement, must provide the Company’s Chief Legal Officer with written notice of such proposal on or before March 13, 2022, in accordance with Rule 14a-4(c). If the shareholder does not comply with the requirements of Rule 14a-4(c), the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholders proposal or nomination.
ANNUAL REPORT AND OTHER MATTERS
Upon written request addressed to the Corporate Secretary at 1144 Fifteenth Street, Denver, CO 80202 from any person solicited herein, the Company will provide, at no cost, a copy of its 2020 Annual Report filed with the SEC.
The Company’s Board of Directors does not know of any matter to be brought before the AGM other than the matters set forth in the Notice of Annual General Meeting of Shareholders and matters incident to the conduct of the AGM. If any other matter should properly come before the AGM, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer
April 27, 2021

SHAREHOLDER RESOLUTIONS FOR THE 2021 ANNUAL GENERAL MEETING
Proposal 1 —  Election of Directors
RESOLVED THAT, the following individuals be and hereby are elected or re-elected, as applicable, by way of separate ordinary resolution, to serve as directors until the election and qualification of his or her respective successor or until his or her earlier removal or resignation pursuant to the Articles of Association:
James W. Ireland, III
Ivo Jurek
Julia C. Kahr
Terry Klebe
Stephanie K. Mains
Wilson S. Neely
Neil P. Simpkins
Alicia Tillman
Molly P. Zhang
Proposal 2 —  Advisory Vote to Approve Named Executive Officer Compensation
RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for the annual general meeting of the Company held on June 17, 2021 under “Compensation Discussion and Analysis” and “Executive Compensation,” as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
Proposal 3 —  Advisory Vote on Directors’ Remuneration Report
RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report, which is included in the Company’s annual report and accounts, in accordance with the requirements of the Companies Act.
Proposal 4 —  Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm
RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 1, 2022 is ratified and approved.
Proposal 5 —  Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor
RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2021 AGM until the next annual general meeting at which accounts are laid before the Company, be and is hereby approved.
Proposal 6 —  Ordinary Resolution to Authorize the Audit Committee of the Board of Directors to Determine the Company’s U.K. Statutory Auditor’s Remuneration
RESOLVED THAT, the Audit Committee of the Board of Directors be and is hereby authorized to set Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor.

Appendix A
Gates Industrial Corporation plc
(the “Company” or “Gates”)
DIRECTORS’ REMUNERATION REPORT
ANNUAL STATEMENT OF THE CHAIR OF THE COMPENSATION COMMITTEE
Dear Shareholders:
I am pleased to present the Company’s remuneration report for the financial year ended January 2, 2021. Shareholders are invited to approve this Director’s Remuneration Report at the annual general meeting of shareholders, to be held on June 17, 2021 (the “AGM”).
In January 2018, the Company successfully completed an initial public offering (the “IPO”) on the New York Stock Exchange (“NYSE”). As a NYSE listed company, the Company prepared its proxy statement for the AGM in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). In this proxy statement on Schedule 14A, which was filed with the SEC on April 27, 2021, you will find the Company’s compensation discussion and analysis (“CD&A”) setting forth its overall philosophy regarding compensation of its executive officers, which should be read in conjunction with this Directors’ Remuneration Report. In addition to the rules and regulations of the SEC, as a U.K. public limited company, the Company is also subject to the Companies Act and the regulations promulgated thereunder. Accordingly, the Company has produced this Directors’ Remuneration Report to be approved by its shareholders at the AGM through a non-binding, advisory vote. This remuneration report consists of three sections: (i) this statement, (ii) the annual report on remuneration, and (iii) the directors’ remuneration policy, which is incorporated by reference and is unchanged from that approved by shareholders on May 23, 2019.
The Company’s business and affairs are managed under the direction of its Board of Directors (the “Board”), which currently consists of nine directors, including Mr. Jurek (its Chief Executive Officer and sole “Executive Director”). The Company’s non-employee directors, including its Chair, are referred to as “Non-Executive Directors.” The Company is party to a shareholders agreement with certain affiliates of The Blackstone Group Inc. (its “Sponsor”). This agreement grants the Sponsor the right to designate nominees to the Company’s Board subject to the maintenance of certain ownership requirements in the Company. During financial year 2020, the Sponsor had three director appointees (Ms. Kahr, Mr. Simpkins and, prior to his resignation effective January 9, 2020, Mr. Calhoun) on the Board, who are/were Non-Executive Directors and to whom are referred to as the “Sponsor-affiliated Directors.”
At the Company’s first annual general meeting held on May 23, 2019, its shareholders approved the Directors’ Remuneration Policy, which applies to the material elements of the compensation package for its executive officers, including its Executive Director, and its Non-Executive Directors. The Sponsor-affiliated Directors receive no compensation for serving on the Board. The Directors’ Remuneration Policy will be in effect until a new policy is submitted for approval at the annual general meeting to be held in 2022, unless an earlier amendment by shareholders is required. To simplify this Directors’ Remuneration Report, the Company has elected not to repeat its Directors’ Remuneration Policy in this Report, which is available in Appendix A to the Company’s 2019 proxy statement on Schedule 14A filed with the SEC on April 10, 2019 and available at www.sec.gov and on its website at http://investors.gates.com.
The Company is a leading manufacturer of application-specific fluid power and power transmission solutions. Gates is driven to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve its objectives, the Company must be the destination of choice for the best talent. The Company’s philosophy is to offer a remuneration program that will enable it to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for its customers and shareholders and achieving the Company’s business goals over the long term. In addition, the Company’s remuneration program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to its success. The Company also believes that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance.
The Board has a compensation committee that oversees risks relating to the Company’s compensation policies and practices (the “Compensation Committee”). The Compensation Committee provides assistance to the Board for oversight of the compensation packages of directors and executive officers, including the Company’s Executive Director. The Compensation Committee is currently comprised of Ms. Julia Kahr (Chair), Mr. Terry Klebe and Mr. Neil Simpkins. The Compensation Committee annually reviews the performance and compensation for the directors and executive officers and, with input and guidance from an independent compensation consultant, approves or recommends to the full Board any changes to their compensation packages in light of such review.
The material elements of compensation for the Company’s Non-Executive directors who are not Sponsor-affiliated Directors are an annual cash retainer and an annual grant of time-based vesting restricted stock units. The material elements of compensation for the Company’s executive officers are base salary, an annual bonus opportunity and a long-term incentive opportunity, skewed towards variable “at risk” compensation. The Company’s Executive Director does not participate in deliberations regarding his own compensation. The executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. The Company also provides its executives with various retirement and benefit programs and modest, business-related benefits.
Below is the Company’s annual report on remuneration for the financial year ended January 2, 2021 (“financial year 2020”), which sets out the compensation for its directors, including its Executive Director, and details the link between Company performance and compensation for the period. You will see this aligns with the Company’s previously approved Directors’ Remuneration Policy and supports its pay-for-performance philosophy. During financial year 2020, the Board of Directors made three noteworthy compensation award decisions.
First, despite the tremendous amount of hard work that took place to continue the Company’s business operations, satisfy its customer demands and provide safe work environments for its employees, the Company’s financial results, consistent with the global economy, were significantly impacted by the Covid-19 pandemic. The Gates Financial Performance Factors of Adjusted EBITDA, Free Cash Flow and Revenue were all below threshold for the Annual Plan. As a result, in February 2021, the Compensation Committee determined that the Company had a 0% level of attainment of the Gates Financial Performance Factor at a company-wide level. Accordingly, the Compensation Committee determined there would be no funding of the Annual Plan for its Executive Director and all other employees who were eligible to participate in the Annual Plan.
Second, on rare occasions, the Compensation Committee may provide discretionary cash awards to the Company’s employees. In February 2021, the Compensation Committee, in consultation with its independent compensation consultant, approved special, one-time discretionary cash awards (the “2020 Special Awards”) to be paid to approximately 1,600 eligible employees, including the Company’s Executive Director, as recognition for the contributions, impact and leadership provided to the Company in managing its business through the Covid-19 pandemic during Fiscal 2020. The Company reacted quickly to the pandemic by first prioritizing the health and safety of its employees and the communities in which the Company operates around the world, and then by developing tactical operational and commercial plans to both manage the impact of the pandemic and protect the Company’s competitive position in preparation for market recovery. In approving the 2020 Special Awards, the Compensation Committee considered the leadership initiatives and accomplishments described in the annual report on remuneration below, as well as the Company’s financial performance, including as compared to its premium diversified industrials peers, in the second half of financial year 2020, as the market recovery began. These considerations are also described further below. The Compensation Committee believes the actions taken by the Company, led by its Executive Director, to mitigate the impacts of the pandemic ensured the sustainability of its business, products and services, and positioned Gates to increase long-term shareholder value.

Third, in February 2020, the Compensation Committee recommended, and the Board approved, a change to the Executive Director’s long-term incentive equity mix for awards granted pursuant to the Company’s 2018 Omnibus Incentive Plan. Beginning in 2020, the Executive Director’s equity grants are and will be comprised of 50% PRSUs (increased from 34%), 25% RSUs (decreased from 33%), and 25% Options (decreased from 33%). The Compensation Committee recommended this change, which increases the performance related percentage of the total award, to further align with the Company’s pay-for-performance philosophy and governance best practices, believing it is in the best interests of the Company.
Thank you for your continued interest in Gates.
Julia C. Kahr
Chair of the Compensation Committee

THE DIRECTORS’ REMUNERATION REPORT
For the financial year ended January 2, 2021 (“financial year 2020”)
In accordance with the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”), this Directors’ Remuneration Report includes disclosure of certain amounts paid to directors for “qualifying services.” This disclosure is presented for (i) financial year 2020, and (ii) for financial year ended December 28, 2019 (“financial year 2019”).
The following directors served during financial year 2020:
Executive Director
•
Mr. Ivo Jurek

Non-Executive Directors
•
Mr. James Ireland

•
Mr. Terry Klebe

•
Ms. Stephanie Mains

•
Mr. Wilson Neely (appointed effective April 1, 2020)

•
Ms. Molly Zhang (appointed effective July 1, 2020)

Non-Executive Directors; Sponsor-affiliated Directors
•
Mr. David Calhoun (resigned effective January 9, 2020)

•
Ms. Julia Kahr

•
Mr. Neil Simpkins

The Board appointed Ms. Alicia Tillman to serve as a Non-Executive Director effective April 27, 2021 until the AGM, at which time the shareholders will vote on her election for a one-year term expiring at our 2022 annual general meeting of shareholders.
Remuneration for each director
Single Figure Total Remuneration Table for the Executive Director
This table reflects compensation earned by the Company’s Executive Director during financial year 2020 and financial year 2019, which includes base salary, annual cash bonus, long-term equity incentives and certain employee benefits.
Name	Year	Salary ($)(1)	All Other Benefits ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total Fixed ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Annual Bonus ($)(5)	Total Variable ($)	Total ($)
Executive Director
Ivo Jurek	2020	$1,025,633	$84,867	—	$1,110,500	$378,907	—	$1,545,000	$1,923,907	$3,034,407
	2019	$989,635	$164,509	—	$1,154,144	—	—	—	—	$1,154,144

(1)
The amounts reported in the “Salary” column consist of base salary earned during each financial year.

(2)
The amounts reported in the “All Other Benefits” column reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan*; and (2) the cost of all other executive benefits, as shown in the table below these footnotes.

(3)
During the year, 30,072 time-based restricted stock units awarded in 2019 vested. The market value of the shares awarded at vesting was $378,907. Additionally, 84,040 time-based stock options awarded in 2019 vested. The share price at the date of vesting was below the exercise price payable by the director.

(4)
Certain options held by the Executive Director, as set out in the “Outstanding Equity Awards at January 2, 2021” section below, vested during financial year 2020 but were awarded in his capacity as a director of a former parent of the group, Omaha Topco Limited, and are therefore not included in this table. The amount reported in 2020 for stock awards represents the portion of restricted stock units granted in 2019 that vested in 2020.

(5)
The amount reported in the “Annual Bonus” column reflects Mr. Jurek’s 2020 Special Award.

The Gates Supplemental Retirement Plan is a funded, nonqualified plan administered by the Company that provides its executives, including its Executive and Non-Executive Directors, with the ability to contribute portions of their compensation towards retirement on a tax-deferred basis. The Company makes a retirement contribution of 6% of eligible compensation on behalf of eligible employee participants, including its Executive Director, for eligible compensation that exceeds Section 401(a)(17) of Internal Revenue Code of 1986, as amended from time to time. The Company does not make contributions to this Plan for Non-Executive Directors participants.
Executive Director		Company Contributions to Gates MatchMaker 401(k)(a)	Company Contributions to Gates Executive Supplemental Retirement Benefit Plan(b)	Other Benefits(c)	Total
I. Jurek	2020	$17,100	$46,738	$21,029	$84,867
	2019	$16,800	$125,927	$21,782	$164,509

(a)
Company Contributions to Gates MatchMaker 401(k) Plan.   Gates makes matching contributions of 100% on up to 3% of eligible earnings deferred by all eligible participants, including the Executive Director, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including the Executive Director, in an amount equal to 3% of eligible earnings, subject to Code limitations.

(b)
Company Contributions to the Supplemental Retirement Plan.   Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible participants, including the Executive Director, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.

(c)
Other Benefits.   Represents the aggregate incremental costs of certain additional limited benefits made available to executives, including the Executive Director, which are a parking subsidy, tax preparation services and an executive physical. The amount reported also includes the full value of the premiums paid by Gates with respect to the enhanced life, AD&D and long-term disability insurance benefits provided to the Executive Director.

2020 Grants of Plan-Based Awards
Executive Director
2020 Long-Term Incentive. In February 2020, the Board approved an annual long-term incentive award (the “2020 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2020 LTI for the Executive Director is comprised of 50% performance-based vesting restricted stock units (“PRSUs”), 25% time-based vesting restricted stock units (“RSUs”) and 25% time-based vesting non-qualified stock options (“Options”). The RSUs and Options will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date.
The PRSUs provide that 50% of the award will vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% will vest if the

Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals. Performance for the Adjusted ROIC and Relative TSR goals are each measured over a three year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TSR as a metric to align a significant portion of pay delivery directly with shareholder value creation.
Performance Measure	Description
Adjusted ROIC (50%)	50% of PRSU value is calculated as (Adjusted EBITDA-depreciation and amortization) x (1 - 25% tax rate)) divided by (total assets — non-restricted cash — accounts payable — goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).
The financial measures used to determine Adjusted ROIC are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2020 Annual Report, (ii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iii) total assets excludes both income tax receivable and deferred income tax assets.
Relative TSR (50%)	50% of PRSU value is based on the Company’s three-year relative TSR ranking against companies in the S&P 400 Capital Goods Industry Index. TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the 20-day trailing averages.
The total number of PRSUs that vest at the end of the three year performance period will range from 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight-line interpolation of the applicable payout range rounded to the nearest whole percentage. Payouts are subject to the Executive Director’s continued employment through the end of the applicable performance period and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TSR performance goals that are, in the Compensation Committee’s view, challenging but achievable.
2020 Annual Plan. The Company provides a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to reward certain employees, including the Executive Director, for achieving specific performance goals that would advance the Company’s profitability and drive key business results, and to recognize individuals based on their contributions to those results.
The following table illustrates the calculation of the annual cash incentive award that could have been earned by the Executive Director under the Annual Plan for 2020, had the Company attained 100% of the target performance requirement.
Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)
I. Jurek	$1,030,000	150%	$1,545,000
Potential 2020 payout targets under the Annual Plan were based on a combination of the achievement of the Company’ financial performance goals in Fiscal 2020 (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Executive Director’s performance during the fiscal year against his individual performance goals (the “Individual Performance Factor”).

Gates Financial Performance Factor.   The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, determined to continue using Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2020, with the only change being to the calculation of Free Cash Flow to include actual working capital rather than average working capital, to provide simplification and transparency. The Board determined that these financial performance measures would be critical indicators of the Company’s performance for 2020 and, when combined, would contribute to sustainable growth. The Annual Plan financial performance measures and weightings for 2020 are described below
Performance Measure	Definitions
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2020 Annual Report.
Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in trade working capital versus prior year.
Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in the Company’s financial statements, excluding the impacts of acquisitions made during the fiscal year.
The Compensation Committee reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor is determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures can range from:
•
0% funding for performance below the threshold requirement;

•
50% of target incentive for achieving 95% of the target performance requirement (threshold);

•
100% of target incentive for achieving 100% of the target performance requirement (target); and

•
150% of target incentive for achieving 105% of the target performance requirement (maximum).

Payouts for performance between points are interpolated on a straight-line mathematical basis and rounded to the nearest whole number. The Compensation Committee may adjust the aggregate amount available to fund the Annual Plan but does not expect to do so absent unanticipated or exceptional circumstances.
In 2020, the Company’s financial results, consistent with the global economy, were significantly impacted by the Covid-19 pandemic, despite the tremendous amount of hard work that took place to continue its business operations, satisfy customer demand, avoid significant layoffs or salary and benefit reductions, and provide safe work environments for its employees. The Gates Financial Performance Factors were all below threshold for the Annual Plan. Accordingly, the Compensation Committee determined in February 2021 there would be no funding of the Annual Plan for the Company’s Named Executive Officers and all other employees who are eligible to participate.
The following table outlines the calculation of the potential funding of the Annual Plan based on the Gates Financial Performance Factors, the pre-established scale, and the actual funding for 2020.

		Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding for 105% of Target)	2020 Attainment		Funding
Measure	Weighting	(Dollars in Millions)			$	%
Adjusted EBITDA	50%	$604.2	$636.0	$667.8	$506.6	80	$0
Free Cash Flow	30%	$503.5	$530.0	$556.5	$446.9	84	$0
Revenue*	20%	$3,029.4	$3,120.3	$3,200.0	$2,793.0	90	$0

*
Revenue threshold and maximum are narrower than 95% and 105% to align with the associated EBITDA levels.

Individual Performance Factor.   Under the Annual Plan, the Compensation Committee establishes an annual Individual Performance Factor for the Executive Director, based on both financial and non-financial objectives appropriate for that year. The attainment percentage of the Individual Performance Factor is based on the achievement of his goals and performance against his competencies, among other things, during the applicable year. There is no stated maximum on the Individual Performance Factor.
If the Annual Plan had funded for 2020, actual amounts paid under the Annual Plan would have been calculated by multiplying the Executive Director’s base salary in effect on December 31, 2020 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. However, since the Compensation Committee did not fund the Annual Plan in 2020, the Individual Performance Factor did not impact his payout amount.
2020 One-Time Special Awards. On rare occasions, the Compensation Committee may provide discretionary cash awards to the Company’s executive officers, including the Executive Director. In February 2021, the Compensation Committee performed a comprehensive qualitative review of management’s operational performance during 2020 to mitigate the impact of Covid-19 on the Company’s business and its global employees, and to position Gates for success post-pandemic. The Compensation Committee believes the actions taken by the Company, led by its executive officers including the Executive Director, to mitigate the impacts of the pandemic ensured the sustainability of its business, products and services, and positioned the Company to increase long-term shareholder value. The Compensation Committee reviewed the following 2020 leadership initiatives and significant operational accomplishments as part of their overall 2020 performance assessment:
1.
Keeping employees and communities safe

•
In January 2020, as its business in China was being impacted, the Company mobilized a highly engaged, cross-functional emergency response team that developed and remains tactically engaged in the implementation of the Covid-19 pandemic countermeasure actions across the Company’s global footprint.

•
The Company proactively and effectively implemented quarantine protocols, social distancing policies, work-from-home arrangements, travel suspensions, transportation assistance, frequent and extensive disinfecting of workspaces, the provision of personal protective equipment, mandatory temperature monitoring and Covid-19 testing at certain facilities.

2.
Meeting or exceeding all applicable government regulations

•
The Covid-19 pandemic emergency response team stayed abreast, and sometimes ahead, of the rapidly changing regulatory environments across the Company’s more than 110 offices, factories and distribution centers around the world.

3.
Continuing to serve customers, many of whom operate in essential industries

•
Many of Gates’ customers operate in essential industries as defined by the US Cybersecurity and Infrastructure Security Agency (CISA) and similar government organizations around the world. The Company’s products are used across an extensive array of industries such as agriculture, food production, construction, transportation and logistics, healthcare, industrial automation and many more. Its customers explicitly requested that the Company continue to operate to support their businesses and were appreciative that it was able to do so, which the Company believes contributed both to its solid financial performance in 2020 and to the establishment of new customer relationships from which the Company expects to benefit going forward.
•
The Company overcame ongoing challenges of government shutdowns in the locations where it operates, as well as staffing shortages due to illness, quarantines and travel restrictions, with the majority of facilities remaining open and operating throughout 2020.

•
The commercial function adopted and expanded on virtual sales techniques and technical sales tools to serve customers and minimize disruptions.

•
The Company took only limited temporary cost reduction actions to protect its ability to supply critical components to its global customer base.

4.
Ongoing investment and innovation

•
The Company continued to execute on critical initiatives planned prior to the pandemic, including restructurings, process standardization and new product innovation.

•
The Company continued to accelerate innovation, finding new opportunities to meet customer demand in a rapidly changing landscape.

5.
Focusing on Human Capital

•
The Company maintained compensation levels for employees across the company, including providing an annual salary increase to eligible employees, and provided enhanced health and welfare benefits where appropriate.

•
In the fourth quarter of 2020, the Company paid a “Manufacturing Appreciation Award” equating to approximately one week’s pay to approximately 5,000 qualifying employees in its manufacturing and distribution facilities in recognition of their commitment through the global pandemic.

•
The leadership team kept employees engaged and involved with fulsome and increased corporate communication.

•
Employees under quarantine continued to receive compensation, either through salary, sick pay or other mechanisms depending on global location, to encourage a safe response to actual and potential exposures.

In addition to the accomplishments above, the Compensation Committee considered the Company’s financial performance, including as compared to its premium diversified industrials peers, in the second half of Fiscal 2020 as the market recovery began. The Compensation Committee also considered the specific impacts of the pandemic on the financial results, reviewing a detailed quarter-by-quarter impact analysis that took into account significant sales volume declines due to shelter-in-place requirements, customer shutdowns, supply constraints and decreased demand, as well as costs and inefficiencies related to the pandemic. While the pandemic-induced economic environment in the first half of the year was challenging, the flexible posture the Company maintained enabled a strong recovery and efficient transition back to organic growth, with higher margins and strong momentum in the second half of 2020.
Based on its 2020 quantitative and qualitative performance assessment, the Compensation Committee believed strongly that the Company exhibited superior financial and operational performance in the face of significant global headwinds due to Covid-19, and the Executive Director and certain other eligible employees should be rewarded for this performance in 2020. In February 2021, the Compensation Committee, in consultation with the Consultant, approved special one-time cash awards (the “2020 Special Awards”) to be paid to approximately 1,600 eligible employees, including the Company’s Executive Director, as recognition for contributions, impact and leadership provided to the Company in managing its business through the Covid-19 pandemic during Fiscal 2020. The Company reacted quickly to the pandemic by first prioritizing the health and safety of its employees and the communities in which it operates around the world, and then by developing tactical operational and commercial plans to both manage the impact of the pandemic and protect the Company’s competitive position for the market recovery.
The aggregate amount of funding the Compensation Committee approved for the 2020 Special Awards was equivalent to the amount that would have funded the Annual Plan, had the Company attained 100% of the target performance requirement under the Annual Plan. The 2020 Special Award approved for the Company’s Executive Director was $1,545,000, which represents 100% of his target opportunity under the Annual Plan.
2020 Grants of Plan-Based Awards Table
The following table summarizes all grants of plan-based awards to the Company’s Executive Director in financial year 2020 and financial year 2019.
			Estimated Future Payouts under non-equity incentive plan awards ($)			Estimated Future Payouts under Equity Incentive Plan Awards (#)			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date face value of stock and option awards ($)(6)	Grant date fair value of stock and option awards ($)
Name	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max
I. Jurek	Annual Plan(1)	—	$154,500	$1,545,000	—
	PRSU(2)	2/21/2020				1,839	183,928	367,856				$4,634,986	$2,668,795
	RSU(3)	2/21/2020							91,964			$1,158,746	$1,158,746
	Options(4)	2/21/2020								241,406	$12.60	$3,041,716	$1,158,749
	Annual Plan(1)	—	$150,000	$1,500,000	—
	PRSU(2)	2/22/2019				929	92,952	185,904				$3,059,980	$1,865,082
	RSU(3)	2/22/2019							90,218			$1,484,988	$1,484,988
	Options(4)	2/22/2019								252,122	$16.46	$4,149,928	$1,482,477
	Options(5)	2/22/2019								796,460	$19.00	$13,109,732	$4,499,999

(1)
Represents the cash-based award opportunity range under the Annual Plan for 2019 and 2020. For purposes of this table and threshold level disclosure, the Company assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses the Executive Director’s base salary as of December 31, 2019 and 2020. The actual cash-based award earned by the Executive Director under the Annual Plan for 2019 and 2020 was $0.

(2)
Represents the threshold, target and maximum payout shares of the PRSUs granted under the 2018 Omnibus Incentive Plan in 2019 and 2020. Threshold payout of shares is calculated assuming an attainment of 0.1% above threshold for the Adjusted ROIC measure. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. The grant date fair value of the PRSUs for the February 22, 2019 and February 21, 2020 awards were calculated in accordance with ASC Topic 718 based on target, the probable outcome of the performance conditions.

(3)
Represents RSUs granted in 2019 and 2020 under the 2018 Omnibus Incentive Plan. The grant date fair value of the RSUs for the February 22, 2019 and February 21, 2020 awards was the closing price on the date of grant.

(4)
Represents Options granted in 2019 and 2020 under the 2018 Omnibus Incentive Plan. The grant date fair value of the Options for the February 22, 2019 and February 21, 2020 awards was calculated in accordance with ASC Topic 718 using a Black-Scholes valuation model.

(5)
Represents premium time-based stock options granted in 2019 under the 2018 Omnibus Incentive Plan. The grant date fair value of the Premium Options for the February 22, 2019 award was calculated in accordance with ASC Topic 718 using a Monte Carlo valuation model.

(6)
Face value is calculated based on the closing share price on the date of the grant and, in the case of the PRSUs, on the maximum future share payout.

Outstanding Equity Awards at January 2, 2021
The following table provides information regarding outstanding equity awards held by the Company’s Executive Director as of January 2, 2021.
		Option Awards (*)					Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(7)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(8)
I. Jurek	Awards without performance measures
	5/18/2015	Tier I(1)	1,017,239	—	—	$6.56	5/18/2025
	5/2/2017	Tier I(1)	81,297	54,199	—	$7.87	5/2/2027
	2/22/2019	Options(5)	84,040	168,082	—	$16.46	2/22/2029
	2/22/2019	Options(6)	—	796,460	—	$19.00	2/22/2029
	2/22/2019	RSU						60,146	$767,463
	2/21/2020	Options	—	241,406	—	$12.60	2/21/2030
	2/21/2020	RSU						91,964	$1,173,461
	Awards with performance measures
	5/18/2015	Tier II	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier III	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier IV	—	—	1,017,239	$9.84	5/18/2025
	5/2/2017	Tier II	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier III	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier IV	—	—	135,496	$11.80	5/2/2027
	2/22/2019	PRSU								24,167	$308,371
	2/21/2020	PRSU								47,821	$610,196

(*)
The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.

(1)
Represents Tier I time-vesting stock options, awarded to the Executive Director in his capacity as a director of a former parent of the group, Omaha Topco Limited.

(2)
Represents Tier II, III and IV exit-vesting stock options, awarded to the Executive Director in his capacity as a director of a former parent of the group, Omaha Topco Limited.

(3)
RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.

(4)
Reflects the aggregate market value of the unvested RSUs, based on a price of $12.76 per ordinary share, which was the share price of the Company’s ordinary shares on December 31, 2020, the last trading day of the fiscal year.

(5)
Represents time-based stock options granted in 2019 and 2020 under the 2018 Omnibus Incentive Plan. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.

(6)
Represents premium-priced time-based stock options granted in 2019 under the 2018 Omnibus Incentive Plan. These premium-priced options vest on the third, fourth and fifth anniversary of the grant date.

(7)
The PRSUs vest upon completion of the three-year performance period, with 50% subject to attainment of certain levels of a defined Adjusted ROIC measure and 50% subject to attainment of a certain defined Relative TSR. The amounts shown in this column represent threshold payout shares of the outstanding PRSUs assuming both an attainment of 0.1% above threshold for the Adjusted ROIC measure and a threshold 50% payout under the TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above.

(8)
Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of $12.76 per ordinary share, which was the share price of the Company’s ordinary shares on December 31, 2020, the last trading day of the fiscal year.

2020 Option Exercises and Stock Vested for the Executive Director
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Company’s Executive Director during financial year 2020.
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
I. Jurek	—	—	30,072	$378,907

(1)
Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date, minus par value.

Single Figure Total Remuneration Table for Non-Executive Directors
The following table provides the compensation earned in financial years 2019 and 2020 by the Company’s Non-Executive Directors who served during financial year 2020.
Name	Year	(Fixed) Fees Earned or Paid in Cash ($)(1)	(Variable) Stock Awards ($)(2)	Total ($)
J. Ireland	2020	$100,000	$76,545	$176,484
	2019	$125,000	$77,606	$202,606
T. Klebe(3)	2020	$125,000	—	$125,000
	2019	$150,000	$2,557	$152,557
S. Mains	2020	$100,000	$64,967	$164,905
	2019	$104,167	—	$104,167

Name	Year	(Fixed) Fees Earned or Paid in Cash ($)(1)	(Variable) Stock Awards ($)(2)	Total ($)
W. Neely(4)	2020	$74,176	—	$74,176
	2019	—	—	—
M. Zhang(4)	2020	$49,176	—	$49,176
	2019	—	—	—
D. Calhoun	2020	—	—	—
	2019	—	—	—
J. Kahr	2020	—	—	—
	2019	—	—	—
N. Simpkins	2020	—	—	—
	2019	—	—	—

(1)
Represents director fees earned during the period. Directors who served on the Board for a portion of the financial year received a pro-rated amount of the annual cash retainer, which was $125,000 in 2019 and $100,000 in 2020.

(2)
Represents the value of the stock awards that vested during the period, which is based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date, minus par value. Certain options held by the Mr. Klebe, as set out in the “Outstanding Equity Awards for certain Non-Executive Directors at January 2, 2021” section below, vested during financial year 2020, but were awarded in his capacity as a director of a former parent of the group, Omaha Topco Limited, and are therefore not included in this table.

(3)
Represents the annual cash retainer of $100,000 plus an additional $25,000 for Mr. Klebe’s service as chair of the Audit Committee. Mr. Klebe elected to defer $100,000 of the fees earned in cash pursuant to the Supplemental Retirement Plan. Mr. Klebe also elected to defer all 6,075 shares that vested, pursuant to the Supplemental Retirement Plan.

(4)
Mr. Neely and Ms. Zhang were appointed to the Board effective March 20, 2020 and July 1, 2020, respectively, and the amounts reported represented their pro-rated director fees for 2020.

Outstanding Equity Awards for certain Non-Executive Directors at January 2, 2021
The following table provides information regarding outstanding equity awards held by the Non-Executive Directors as of January 2, 2021. Mr. Calhoun, Ms. Kahr and Mr. Simkins did not hold any outstanding equity awards as of January 2, 2021.
		Option Awards (*)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(2)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)
T. Klebe	5/12/2016	61,034	15,259		$6.56	5/12/2026
	2/21/2020						9,920	$126,579
J. Ireland	2/21/2020						9,920	$126,579
S. Mains	2/21/2020						9,920	$126,579
W. Neely	4/1/2020						17,857	$227,855
M. Zhang	7/1/2020						12,664	$161,593

(*)
The Company has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan,

which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with the initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.
(1)
Represents vested time-based stock options, awarded to the Non-Executive Directors in their capacity as directors of a former parent of the group, Omaha Topco Limited.

(2)
Represents unvested time-based stock options, awarded to the Non-Executive Directors in their capacity as directors of a former parent of the group, Omaha Topco Limited.

(3)
Represents unvested time-based RSUs that vest on the first anniversary of the grant date. Mr. Klebe elected to defer 5,474 and 6,075 of the shares that vested in relation to his grants in 2018 and 2019, respectively, pursuant to the Supplemental Retirement Plan.

(4)
Reflects the aggregate market value of the unvested RSUs, based on a price of $12.76 per ordinary share, which was the share price of the Company’s ordinary shares on December 31, 2020, the last trading day of the fiscal year.

2020 Option Exercises and Stock Vested for certain Non-Executive Directors
The table below sets forth certain information concerning each exercise of options and stock vesting events for the Non-Executive Directors during financial year 2020.
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Ireland	—	—	6,075	$76,545
T. Klebe(2)	—	—	—	—
S. Mains	—	—	6,211	$64,967

(1)
Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date, minus par value.

(2)
Mr. Klebe elected to defer all 6,075 shares that vested, pursuant to the Supplemental Retirement Plan.

Director Pension Scheme
No director who served during the year ended January 2, 2021 has any prospective entitlement to a defined benefit pension or a cash balance benefit arrangement (as defined in s.152, Finance Act 2004).
Scheme interests awarded during financial year 2020
Please refer to the following sub-headings in the “Notes to future policy table” section of the Directors’ Remuneration Policy for a description of the scheme interests granted to the Executive Director: (i) “Annual Plan”; (ii) “Discretionary Bonuses”; and (iii) “Long-Term Incentive”. In addition, please refer to the following sub-headings of this Directors’ Remuneration Report: (i) 2020 Grants of Plan-Based Awards; and (ii) 2020 Grants of Plan-Based Awards Table.
For financial year 2020, the annual compensation package for the Non-Executive Directors (excluding the Sponsor-affiliated Directors) consists partly of $125,000 in value of restricted stock units (payable annually and rounded down to the nearest whole share). Restricted stock units vest in full on the first anniversary of the grant date. Please refer to the section entitled “2020 Option Exercised and Stock Vested for certain Non-Executive Directors” for further information.

Payments to Past Directors and Payments for Loss of Office
There were no payments made to past Directors and no payments to Directors for loss of office during financial year 2020.
Director Shareholdings and Share Ownership Guidelines
The Company has adopted an executive stock ownership program for its Executive Director. As of January 2, 2021, the Executive Director was expected to own ordinary shares in the Company with a market value equal to at least six times his base salary. This target has been met. If the Executive Director falls below the threshold, he will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.
The Company has adopted share ownership guidelines for its Non-Executive, non-Sponsor affiliated Directors in order to better align its eligible directors’ financial interests with those of its shareholders. Each of the Non-Executive, non-Sponsor affiliated Directors is expected to own shares with a market value equal to four times his or her annual cash retainer. As of January 2, 2021, Mr. Klebe held shares in excess of this target. Given their recent appointments to the Board, Mr. Ireland, Ms. Mains, Mr. Neely and Ms. Zhang have not yet met this goal. Any such director who does not meet the threshold is required to retain 50% of shares acquired through the exercise or vesting of equity awards made by the Company.
The table below sets out the number of shares held by the Executive Director and each Non-Executive Director as of January 2, 2021.
Name of Director	Number of shares held in Company as of January 2, 2021
Executive Director
I. Jurek	200,458
Non-Executive Directors
J. Ireland	12,521
T. Klebe(1)	68,937
S. Mains	6,205
W. Neely	—
M. Zhang	—
Non-Executive Directors; Sponsor-affiliated Directors
J. Kahr	—
N. Simpkins	—

(1)
Includes 57,388 ordinary shares owned by Mr. Klebe and 11,549 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

Please also refer to the “Outstanding Equity Awards at January 2, 2021” and “Outstanding Equity Awards for Certain Non-Executive Directors at January 2, 2021” sections above for information regarding outstanding equity awards held by the Executive Director and Non-Executive Directors as of January 2, 2021.
Performance graph and table
Executive Director Remuneration
	2020	2019
Total remuneration	$3,034,106	$1,154,144
Annual bonus as a percentage of maximum(1)	67%	0%
Equity awards vested as a percentage of maximum(2)	100%	—

(1)
The Company did not fund the Annual Plan for financial year 2020 and accordingly, the Executive

Director did not receive a bonus under this plan. However, the Company did provide 2020 Special Awards to certain eligible employees, including the Executive Director. The Executive Director’s 2020 Special Award equated to 100% attainment of the target performance under the Annual Plan. The Annual Plan does not have a maximum level of attainment; thus, for purposes of this calculation, we assumed a “stretch” level of performance of a 150% payout.
(2)
The only equity awards that could have been received in the year were options and restricted stock units granted in 2019 that had a time-based vesting condition. The first tranche of those awards vested when the time-based vesting condition was satisfied.

Performance Graph
The below graph shows the value, by January 2, 2021, of $100 invested in Gates Industrial Corporation plc on January 25, 2018, compared with the value of $100 invested in each of the S&P Midcap 400 Capital Goods Industry Group index and the Russell 2500 index on a daily basis. The S&P Midcap 400 Capital Goods Industry Group index was selected as it is used by the Company as part of the long-term incentive program (one of the performance measures for PRSUs). The performance graph is based on historical results and is not intended to suggest future performance.
Total shareholder return
Source: Capital IQ

This graph shows the value, by 2 January 2021, of $100 invested in Gates Industrial Corporation plc on 25 January 2018, at the IPO price of $19, compared with the value of $100 invested in the S&P Midcap 400 Capital Goods Industry Group Index and Russell 2500 Index on a daily basis.
Percentage Change in Compensation of Executive Director Compared with Employees
The following table shows the percentage change in salary, all other benefits and annual bonus awards for the Directors and, as stated in the note to the table, the corporate employees (excluding the Executive Director) located in the Denver corporate office and the Denver area customer solutions center from financial year 2019 to financial year 2020.

	Salary/ Fees %	All Other Benefits %	Annual Bonus %
Employees(1)	3%	-10%	1,220%
Executive Directors(2)
I. Jurek	4%	-48%	100%
Non-Executive Directors(3)
J. Ireland	-20%	—	—
T. Klebe	-17%	—	—
S. Mains	-20%	—	—
W. Neely(4)	—	—	—
M. Zhang(4)	—	—	—

(1)
Due to the complexity of the Company’s global operations with employees in multiple countries with different currencies, costs of living and work cultures, the Company selected its corporate employees based in its Denver corporate office and its Denver area customer solutions center as the comparator group for the above table. This group of employees is considered an appropriate comparator, as they are compensated in accordance with U.S. customs and standards and participate in similar annual award and benefit programs as the Executive Director who is also based in Denver, Colorado. The percentage changes for salary, all other benefits and annual bonus for our corporate employees were determined by dividing the total annual salary in effect at the end of the year, all other benefits and annual bonus compensated during the year by the total number of corporate employees at the end of each financial year. All other benefits included, but were not limited to: gym reimbursements, tax services reimbursements, and parking reimbursements.

(2)
Percentage changes for the Executive Director were calculated based on the 2020 Single Figure Total Remuneration Table.

(3)
Percentage changes for Non-Executive Directors have been calculated based on the fees paid in cash reflected in the 2020 Single Figure Total Renumeration Table, except for Ms. Mains whose 2019 cash retainer assumes a full year for a like comparison for the purposes of this table. In October 2019, the Board approved an annual compensation package of $225,000 for non-executive directors in 2020, which is unchanged from 2019 except the percentage allocation between the cash retainer and the equity grant of time-based restricted stock units vesting in one year increased to be more weighted to restricted stock units. The number of restricted stock units is not adjusted once awarded, and hence, upon vesting, the value of the restricted stock units may be higher or lower than at the time of the award.

(4)
Mr. Neely and Ms. Zhang were appointed to the Board effective on April 1, 2020 and July 1, 2020, respectively.

Executive Director (CEO) Pay Ratio
The following table sets forth the ratio of the Executive Director’s total compensation to the median, 25th and 75th percentile of total compensation of his full-time equivalent UK-based employees for financial year 2020. The Executive Director (CEO) single figure used in the calculation of the ratios reflects the 2020 single total figure of remuneration (as disclosed in the Single Figure Total Remuneration Table for the Executive Director table above). The Company was exempt from reporting pay ratio information in respect of all periods prior to financial year 2020.
Financial Year	Method	25th percentile pay ratio	Median pay ratio	75th percentile pay ratio
2020	C	142 to 1	110 to 1	110 to 1
The calculation methodology used reflects Option C as defined under the relevant regulations. To determine the employees at the three quartiles, the Company reviewed and analyzed salary data for its permanent employees as of January 2, 2021. Given the variance in pay elements by employee, the Company opted for Method C and selected the annual base salary to identify the best equivalents for the UK employees, as base salary represents the single largest component of pay for the majority of employees across the business. The Company then excluded employees whose start dates were after financial year 2020 begun, as they were not paid for the full year. Once the employees were identified, the Company included benefits and all other relevant compensation elements and converted to U.S. dollars using the financial year 2020 average exchange rate in order to provide a like comparison to that of the Executive Director. Each employee’s pay and benefits were calculated using each employee’s aggregated remuneration, consistent with the Executive Director’s aggregated remuneration. The Company did not make any adjustments or omit any components of pay.
The 2020 total compensation for the 25th, 50th and 75th percentile of U.K. employees are as follows:
Percentile	Compensation
25th percentile	$21,415
Median	$27,499
75th percentile	$27,527
Our UK workforce is made up of approximately 600 employees, as compared to approximately 6,500 employees in North America and approximately 14,300 employees globally. Our Executive Director works in North America and his compensation is benchmarked against companies in an industry peer group that are listed on the New York Stock Exchange or NASDAQ, as described under Role of the Peer Group below. With this perspective, the Company believes the median pay ratio for financial year 2020 is consistent with the pay, reward and progression policies for the Company’s UK employees taken as a whole.
Relative Importance of Spend on Pay
The table below sets out the remuneration the Company paid to its employees and distributions made to its shareholders in the financial year 2020 and financial year 2019.
	2020 financial year ($ millions)	2019 financial year ($ millions)
Employee remuneration	$739.5	$728.6
Dividends	—	—
Share buyback	—	—
Statement of Implementation of Remuneration Policy in 2021
For financial year 2021, the Compensation Committee intends to provide remuneration in accordance with the Company’s previously approved Directors’ Remuneration Policy, which took effect on May 31, 2019.
Executive Director
2021 Long-Term Incentive.   In February 2021, the Compensation Committee recommended and the Board approved a new award (the “2021 LTI”) for financial year 2021 under the 2018 Omnibus Incentive Plan for the Company’s Executive Director. The 2021 LTI is comprised of 50% PRSUs, 25% RSUs and 25% Options. The RSUs and Options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date. The PRSUs will vest upon completion of the three-year performance period and will be paid out after certification of results by the Compensation Committee. For 2020 PRSUs, the Board determined that the PRSUs shall provide that 50% of the award will vest if the Company achieves a certain level of Adjusted ROIC and the remaining 50% of the PRSUs will vest if the Company achieves certain Relative TSR goals, in each case, measured over a three year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. The target total grant date fair value for the Executive Director’s award was $5,444,572 under the 2021 LTI. The award was made based upon internal pay fairness factors, the Executive Director’s compensation mix and his total direct compensation. The number of target PRSUs was calculated on the date of grant, February 26, 2021, based on that day’s closing price of Gates ordinary shares on the New York Stock Exchange.
The performance period applicable to the PRSUs began on January 3, 2021 and will end on December 30, 2023. The performance results will be measured against the specified cumulative Adjusted ROIC and Relative TSR through the period. The target levels for performance-based compensation have been omitted from the directors’ remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors’ remuneration report after the completion of the applicable performance period.
2021 Annual Incentive.   In February 2021, the Compensation Committee determined that for the annual bonus scheme for financial year 2021, Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) should be used as the financial performance measures (“Performance Factors”). The Compensation Committee determined that these Performance Factors are critical indicators of the Company’s performance for 2021 and, when combined, contribute to sustainable growth. The Compensation Committee set the minimum achievement threshold at 95% of the Performance Factors to achieve a 50% payout of the annual bonus and the target at 105% to achieve a 150% payout of the annual bonus. If achievement with respect to any Performance Factor falls between the threshold and target, or between the target and maximum, earned award amounts for that particular Performance Factor will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). The Executive Director’s target bonus in 2021 is $1,583,625.
2021 Salary.   In February 2021, the Compensation Committee increased the Executive Director’s base salary by 2.5%, to $1,055,750.
For additional information on the Company’s Long-Term Incentive, Annual Incentive and Base Salary, please see Elements of Compensation in the proxy statement. Other than as stated above, no other changes are anticipated in 2021 with respect to the compensation of the Executive Director.
Non-Executive Directors
2021 Remuneration.   The compensation program for the other Non-Executive Directors will remain the same in 2021 as it was in 2020. On February 26, 2021, the Board approved an annual total compensation package of $225,000, which will be allocated with approximately 45% as a cash retainer and 55% as an equity grant of time-based vesting restricted stock units vesting in one year. The number of time-based vesting restricted stock units was calculated on that date, based on the closing price of Gates ordinary shares on the New York Stock Exchange.
Consideration by the Directors of Matters Relating to Directors’ Compensation
The Compensation Committee provides assistance to the Board for oversight of the compensation program for the Executive Director. The Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of the Executive Director and his compensation in relation to other employees and other roles. The Compensation Committee annually reviews the Executive Director’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves, or recommends to the Board for approval, any changes to the Executive Director’s compensation package in light of such review. The Executive Director does not participate in deliberations regarding his own compensation.
Pay recommendations for the Company’s high level executive officers, including the Executive Director, are made by the Compensation Committee in February after the Company reports its fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under the incentive plans for the current year, are typically made at this February meeting. Annual equity awards to the Company’s executive officers, including the Executive Director, are recommended by the Compensation Committee at this meeting and reviewed by the Board and, if approved by the Board, are dated on the date of such Board approval. An exception to this process is granted to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.
Compensation Consultant. The Compensation Committee retains an independent compensation consultant (the “Consultant”) to support the oversight and management of the Company’s executive compensation program. The Consultant has not provided the Company with services other than as described herein. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. The Company selected Aon plc as the Consultant prior to its initial public offering in 2018 and reviews the Consultant’s independence and engagement annually. A representative of the Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•
advising the Compensation Committee on executive compensation trends and regulatory developments;

•
providing a total compensation study for executives against the companies in the peer group and recommendations for executive pay;

•
providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;

•
serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•
reviewing and commenting on proxy disclosure items, including the CD&A;

•
performing an annual compensation risk assessment;

•
advising the Compensation Committee on management’s pay recommendations; and

•
from time to time, reviewing and providing compensation recommendations for non-employee directors to the Nominating and Governance Committee.

The Company paid approximately $148,000 in aggregate to the Consultant and its affiliates for its work during financial year 2020. In addition, the Company paid approximately $10,000 to the Consultant and its affiliates for other services. The Company did not pay any other fees to the Consultant or its affiliates.
The Compensation Committee has assessed the independence of the Consultant as required by the New York Stock Exchange rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended from time to time. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Role of the Peer Group. The Compensation Committee, with the help of the Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. In establishing the industry peer group, the Compensation Committee targets approximately 15-20 companies based on the following selection criteria:
•
publicly-traded companies within similar Global Industry Classification Standard (“GICS”) code classifications;

•
peer companies used by the potential peer companies (peers of peers) within the similar GICS codes;

•
peer companies used by proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) in 2019;

•
companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

•
companies with enterprise values of approximately 0.2x to 5x Gates’ total enterprise value.

The peer group the Compensation Committee selected to assist with Fiscal 2020 compensation decisions is unchanged from financial year 2019 and consisted of the following companies in the GICS Industrials Sector and Capital Goods Industry Group:
•
AMTEK, Inc.

•
Colfax Corporation

•
Crane Co.

•
Donaldson Company, Inc.

•
Flowserve Corporation

•
Gardner Denver Holdings, Inc. (now Ingersoll Rand Inc., following a merger during 2020)

•
Graco Inc.

•
IDEX Corporation

•
Lincoln Electric Holdings, Inc.

•
Nordson Corporation

•
Pentair plc

•
Regal Beloit Corporation

•
Rexnord Corporation

•
SPX Corporation

•
The Timken Company

•
Xylem Inc.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee uses the competitive 50th percentile for targeted total compensation as a guide, but does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
For the fiscal year ended January 1, 2022 (“Fiscal 2021”), the Compensation Committee, in consultation with the Consultant, maintained the current selection criteria used in Fiscal 2020 for selecting the peer group. Based on that criteria, one new company, Dover Corporation, was added to the peer group for Fiscal 2021 compensation decisions.
Consideration of Shareholder Views
At the 2020 AGM, the shareholders approved the Company’s annual remuneration report (as required under the Companies Act) and the compensation of its Named Executive Officers, which includes the Executive Director (on an advisory basis, pursuant to applicable SEC regulations). The voting results were as follows:
Resolution:   To approve, on an advisory basis, named executive officer compensation:
Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
286,016,539	99.82%	382,213	0.13%	136,350	0.05%
Resolution:   To approve, on an advisory basis, the Company’s directors’ remuneration report (excluding the Company’s directors’ remuneration policy) in accordance with the requirements of the Companies Act.

Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
286,034,694	99.83%	359,283	0.13%	141,125	0.05%
In light of the voting results on these resolutions and based on the Company’s compensation philosophy and objectives, the Compensation Committee is maintaining its overall compensation program for the Executive Director and the Non-Executive Directors, with certain modifications as described in the Company’s CD&A in the proxy statement.
The Directors’ Remuneration Report was approved by the Board and signed on its behalf by:
Ivo Jurek
Director and Chief Executive Officer

GATES INDUSTRIAL CORP PLC 1144 FIFTEENTH ST.SUITE 1400 DENVER, CO 80202VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GTES2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D53730-P52027KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYGATES INDUSTRIAL CORP PLCBoard of Directors recommends a vote For each of the nominees listed in proposal 1 and for each of proposals 2, 3, 4, 5 and 6.1.Election of Directors: Nominees: 1a. James W. Ireland, III 1b. Ivo Jurek 1c. Julia C. Kahr 1d. Terry Klebe 1e. Stephanie K. Mains 1f. Wilson S. Neely 1g. Neil P. Simpkins 1h. Alicia Tillman 1i. Molly P. Zhang For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !2.To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers. 3.To approve, on an advisory basis, the Directors' Remuneration Report in accordance with the requirements of the U.K. Companies Act 2006. 4.To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending January 1, 2022. 5.To re-appoint Deloitte LLP as the Company's U.K. statutory auditor under the U.K. Companies Act 2006. 6.To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP in its capacity as the Company's U.K. statutory auditor. To ATTEND the virtual Annual Meeting, please visitwww.virtualshareholdermeeting.com/GTES2021. There will be no physical meeting location.Regardless of whether you plan to attend, we encourage you to vote your shares as promptly as possible.For Against Abstain! ! !! ! !! ! !! ! !! ! !Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for theAnnual General Meeting of Shareholders:The Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.D53731-P52027Annual General Meeting of Shareholders of Gates Industrial Corporation Plc to be held on Thursday June 17, 2021for Shareholders as of April 23, 2021This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Ivo Jurek, Chief Executive Officer and Chairman of the Annual Meeting, L. Brooks Mallard, Chief Financial Officer, and Cristin Bracken, Chief Legal Officer, and each of them, as proxies for the undersigned, with full power of substitution and hereby authorizes them, and each of them, to vote all the ordinary shares of Gates Industrial Corporation plc that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held virtually at 10:00 A.M. Mountain Time on June 17, 2021, or any postponement or adjournment thereof, in the manner indicated on the reverse side of this proxy card and in his or her discretion upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, and revoking any proxy previously given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS FOR ALL NOMINEES IN PROPOSAL ONE (FOR ALL NOMINEES 01 THROUGH 09) AND FOR PROPOSALS 2, 3, 4, 5 and 6.All advance votes must be received by 11:59 PM Eastern Time on June 16, 2021.Continued and to be signed on reverse side